RADIOSHACK 401(K) PLAN

FIFTH AMENDED AND RESTATED

TRUST AGREEMENT

Dated July 1, 2006

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

1.1	Account of Accounts	1
1.2	Affiliated Business	1
1.3	Beneficiary	2
1.4	Code	3
1.5	Committee	3
1.6	Company	3
1.7	Company Stock	3
1.8	Compensation	3
1.9	Computation Period	3
1.10	Disabled Participant	4
1.11	Effective Date	4
1.12	Eligible Employee	4
1.13	Employee	4
1.14	Employer	5
1.15	Employer Contribution	5
1.16	Employment Date	5
1.17	ERISA	5
1.18	ESOP	5
1.20	Highly Compensated Employee	5
1.21	Hour of Service	6
1.22	Inactive Participant	6
1.23	Investment Fund	6
1.24	Leased Employee	6
1.25	Normal Retirement Date	7
1.26	One Year Break in Service	7
1.27	Participant	8
1.28	Plan	8
1.29	Plan Year	8
1.30	Qualified Election	8
1.31	Qualified Election Period	9
1.32	Qualified Participant	9
1.33	Retired Participant	10
1.34	Spouse	10
1.36	Totally and Permanently Disabled	10
1.37	Trust and Trust Fund	10
1.38	Valuation Date	10
1.39	Year of Service	10

i

ARTICLE II ADMINISTRATION	11

2.1	Appointment of Administrative Committee	11
2.2	Term of Office of Committee Members	11
2.3	Powers and Duties	11
2.4	Organization and Operation of the Committee	12
2.5	Records	13
2.6	Immunity from Liability	13

ARTICLE III ELIGIBILITY	13

3.1	Conditions of Eligibility	13
3.2	Resumption of Service with the Employer	13
3.3	Change in Employment Status	15
3.4	Employment by Employer; Service with Newly Acquired Entities; Records of Employer	15
3.5	Application for Participation	16

ARTICLE IV CONTRIBUTIONS	16

4.1	Salary Reductions	16
4.2	Matching Contributions	17
4.3	Payment of Contributions	17
4.4	Transfers From Qualified Plans	18
4.5	Limitations on Annual Additions	19
4.6	Discrimination Test Allocation Limit	21
4.7	Disposition of Excess Deferrals and Contributions	24
4.8	Distribution of Excess Aggregate Contributions	26
4.9	Forfeiture or Distribution of Contributions When Excess Deferral or Excess Contribution Occurs	27
4.10	Conclusiveness of Determination of Contributions	27
4.11	Reversion and Diversion	27
4.12	Employee Stock Ownership Plan	28
4.13	ESOP Nondiscrimination Requirement Provision	28
4.14	ESOP Nondiscrimination Requirement Provision	28

ARTICLE V ACCOUNTS AND VALUATION	29

5.1	Participant’s Accounts	29
5.2	Valuation of Accounts	29
5.3	Accounts and Investments	30
5.4	Valuation of the Trust Fund and Reports	31
5.5	Election and Allocation of Cash Dividends on Company Stock	31
5.6	Diversification of Investments	32

ARTICLE VI VESTING AND DISTRIBUTION OF BENEFITS	32

6.1	General Provisions	32
6.2	Vested Percentage in Accounts	32
6.3	[Intentionally left blank]	33
6.4	Retirement	33
6.5	Timing of Valuation of Participant’s Account	33
6.6	Distribution Upon Withdrawal From the Plan During Employment	33
6.7	Withdrawal From The Plan Because of Termination of Employment	36
6.8	Date of Payment	38
6.9	Limitations on Timing	38
6.10	Loans to Participants	42
6.11	Distribution Limitations Applicable to Deferred Salary Contributions	44
6.12	Right to Have Accounts Transferred	45
6.13	Forfeitures	46
6.14	Duty to Provide Forms and Proofs	47
6.15	Duty to Provide Mailing Address	47
6.16	Benefit Payments in the Event of Incapacity	47
6.17	Unclaimed Amounts	47

ARTICLE VII TRUST AND TRUSTEE	47

7.1	Establishment and Acceptance of Trust	47
7.2	Powers of the Trustee	48
7.3	Investment of the Trust Fund	50
7.4	Payments from the Fund	50
7.5	Fees and Expenses of the Trustee	51
7.6	Accounting	51
7.7	Direction by RadioShack or the Committee and Authorization to Protect The Trustee	52
7.8	Removal and Resignation: Successor Trustee	53
7.9	Voting and Exercise of Other Rights	53
7.10	Appointment of Investment Managers	56
7.11	Insurance Contracts	57
7.12	Payment of Taxes	58
7.13	Indemnification	58
7.14	Notice of Agreement	59

ARTICLE VII AMENDMENT AND TERMINATION	59

8.1	Amendment	59
8.2	Termination	60

ARTICLE IX MISCELLANEOUS	61

9.1	Notices and Forms	61
9.2	Plan Not an Employment Contract	61
9.3	Non Assignability	61
9.4	Qualified Domestic Relations Order	61
9.5	Immunity from Liability	62
9.6	Multiple Copies	62
9.7	Gender and Number	62
9.8	Construction of Agreement	62
9.9	Claims Procedures	62

ARTICLE X ADOPTION OF THE PLAN BY AFFILIATED AND ASSOCIATED COMPANIES	64

10.1	Method of Adoption	64
10.2	Transfer of Employees to Other Savings Plans	65
10.3	Transfer of Funds to Acquired Company’s Plans	65
10.4	Receipt of Funds from Acquired Company’s Plans	65
10.5	Merger or Consolidation	65

ARTICLE XI TOP HEAVY PLANS PROVISIONS	66

11.1	Top Heavy Test	66
11.2	Key Employees	66
11.3	Top Heaviness Determination	66
11.4	Aggregation of Plans	67
11.5	Employer Contributions	67
11.6	Multiple Plan Fractions	68
11.7	Vesting if Plan is Top-Heavy	68

ARTICLE XII CHANGE IN CONTROL	68

12.1	Termination or Amendment	68
12.2	Change in Control	69
12.3	Article XII Amendment	71
12.4	Successors and Assigns	71
12.5	Severability	71
12.6	Contrary Provisions	71

RadioShack 401(k) Plan

AGREEMENT made as of January 1, 1996, March 31, 1997, August 1, 1999, May 18, 2000, August 28, 2001, February 21, 2002; December 31, 2003 and May 1, 2004 between RADIOSHACK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with its principal place of business at Fort Worth, Tarrant County, Texas, hereinafter called “RadioShack”, and Putnam Fiduciary Trust Company, hereinafter called “Trustee”;

WITNESSETH:

WHEREAS, RadioShack has established a fund to be managed as a trust for the purpose of paying certain benefits, as set out hereinafter, to its eligible employees who become participating members of a contributory profit sharing plan as described in Section 401(a)(27) of the Code (as defined below), hereinafter the “RadioShack 401(k) Plan” or the “Plan”; and

WHEREAS, RadioShack desires to expand the portion of the Plan designed to constitute an employee stock ownership plan as described in Section 4975(e)(7) of the Code (as defined below), update the Plan for certain legal purposes, and make certain changes to the Plan to reflect the current administration and operation of the Plan.

NOW, THEREFORE, in consideration of the premises and of the promises and covenants hereinafter contained and for the purposes herein stated, the parties hereto do hereby agree as follows:

The words “Section” and “Article” are used interchangeably in this Agreement.

ARTICLE I
DEFINITIONS

For purposes of this Plan, unless the context requires otherwise, the following words and phrases shall have the meanings indicated:

1.1 Account or Accounts.  “Account” or “Accounts” shall mean the Deferred Salary Account, Company Account, Voluntary Account, Matching Account, Rollover Account, the TIP Company Account, the TIP Employee Account (the immediately two preceding accounts also being collectively the “TIP Accounts”), the USERRA Matching Account or the USERRA Deferred Salary Account or the combination thereof, as the context requires.

1.2 Affiliated Business.  “Affiliated Business” shall mean any entity (other than RadioShack) which, considered with RadioShack, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), or (c) an affiliated service group (within the meaning of Section 414(m) of the Code), or (d) any other entity required to be aggregated under Section 414(o) of the Code.  For purposes of applying Sections 414(b) and 414(c) of the Code to Section 4.5, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

1.3 Beneficiary.  “Beneficiary” shall mean the person or entity described in Sections 1.3(a) through (d).

(a) Person or Entity Designated by the Participant.  If a Participant is unmarried, or if a Participant is married and there is a Qualified Election with respect to a Participant, then “Beneficiary” shall mean any person or entity designated by the Participant, in the form and manner as the Committee may prescribe.

(b) Spouse.  If a Participant is married and there is not a Qualified Election with respect to the Participant, then “Beneficiary” shall mean the Participant’s Spouse.  Except as provided otherwise in a qualified domestic relations order (as defined in Section 414(p) of the Code), a Participant shall be treated as unmarried (as provided in Question and Answer 25(b)(2) of Treasury Regulations Section 1.401(a) 20) if, at the time of his death, such Participant has not been married to his Spouse throughout the one year period ending on the earlier of (i) the date of the Participant’s death or (ii) the date on which any distribution is made to the Participant pursuant to Article VI (other than pursuant to Section 6.6).

(c) Contingent Beneficiary

.  If the Beneficiary described in Section 1.3(a) or (b) does not survive the member, then “Beneficiary” shall mean:

(i) Any person or entity designated by the Participant, in the form and manner as the Committee may prescribe; or

(ii) In the absence of an effective designation under Paragraph (i), the Participant’s estate.

(d) Lack of Designation

.  If an unmarried Participant, or a Participant treated as unmarried under Section 1.3(b), fails to designate a Beneficiary pursuant to Section 1.3(a), then “Beneficiary” shall mean the Participant’s estate.

1.4 Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor act, law, or statute subsequently enacted to supersede said Code.

1.5 Committee.  “Committee” shall mean the administrative committee appointed pursuant to Section 2.1 to act as plan administrator.

1.6 Company.  “Company” shall mean RadioShack and all Affiliated Businesses.

1.7 Company Stock.  “Company Stock” shall mean any qualifying employer security as defined in Section 407(d)(5) of ERISA, provided; however, for purposes of the ESOP, Company Stock shall only mean shares of common stock issued by RadioShack (or a corporation which is a member of the same controlled group) which are readily tradeable on an established securities market.

1.8 Compensation.  “Compensation,” for purposes other than Section 1.19, Section 4.5, and Section 4.6, shall mean base pay, bonuses, and commissions paid in cash, and subject to income tax withholding and those items set forth in Section 415(c)(3)(D) of the Code; provided, however, that Compensation shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to the Plan Year that begins with or within such calendar year.  Compensation specifically does not include any Company contributions made under the RadioShack Stock Plan and/or the RadioShack Employees Supplemental Stock Program which are used to purchase stock for a Participant and are subject to income tax withholding.  Compensation specifically does not include (either at the time of deferral or at the time of distribution) (a) any compensation deferred under the RadioShack Corporation Executive Deferred Compensation Plan, the RadioShack Corporation Executive Deferred Stock Plan, or any nonqualified agreements between the Company or any Employee which provides for the deferral of compensation (collectively, the “Deferred Compensation Plans”) and (b) any Company contributions made under the Deferred Compensation Plans.  For purposes of Section 1.19, Section 4.5, and Section 4.6, Compensation shall mean compensation as defined in Treasury Regulation Section 1.415-2(d)(11)(i) and shall also include those items set forth in Section 415(c)(3)(D) of the Code.  For purposes of Section 4.6, Compensation shall not include any compensation an individual earns prior to becoming a Participant in the Plan.

1.9 Computation Period.  The initial Computation Period for determining when an Employee may become a Participant is the 12 consecutive month period beginning on the Employee’s Employment Date.  Subsequent Computation Periods begin on the first day of each month following the Employee's Employment Date.  However, if the Employee incurs a One Year Break in Service (he fails to perform 500 Hours of Service) following a Computation Period during which the Employee did not perform enough Hours of Service to become a Participant but did not incur a One Year

Break in Service (he performs 500 or more Hours of Service but less than 1,000 Hours of Service), then subsequent Computation Periods begin on the first day the Employee performs an Hour of Service after the One Year Break in Service.  Purely for exemplary purposes, assume an Employee is hired on January 1, 2006.  The Employee performs 750 Hours of Service during his first year and hence does not become eligible to participate in the Plan, but does not incur a One Year Break in Service.  If in 2007 he performs 250 Hours of Service, he has now incurred a One Year Break in Service.  If the Employee does not work during the period running from January 1, 2008 to February 29, 2008, but performs an Hour of Service on March 1, 2008, his new Computation Period begins on March 1, 2008.  Under the rule as previously stated at the beginning of this Section 1.9, his new Computation Period would have begun on January 1, 2008, absent the exception provided in this Section 1.9.  For purposes of Section 11.7, the Computation Period shall begin on the Employee's Employment Date and each anniversary thereof.

1.10 Disabled Participant.  “Disabled Participant” shall mean any Participant who is Totally and Permanently Disabled.

1.11 Effective Date.  “Effective Date” of the Plan as originally enacted shall mean January 1, 1996 and the “Effective Date” of this amendment of the Plan shall mean May 1, 2004 except as provided herein.

1.12 Eligible Employee.  “Eligible Employee” shall mean any Employee except the following individuals:  (a) any Employee who is included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives (within the meaning of Section 7701(a)(46) of the Code) and one or more Employers if retirement benefits were the subject of good faith bargaining between such parties, unless the collective bargaining agreement expressly provided for the inclusion of such employees as Eligible Employees under this Plan, (b) a nonresident alien who receives no earned income within the meaning of Section 911(d)(2) of the Code, (c) any Employee who is a Leased Employee, and (d) any person who is not a United States citizen and who is employed outside the United States or (e) any person who (i) is a nonresident alien and (ii) receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

1.13 Employee.  “Employee” shall mean any individual 18 years of age or older who is employed by an Employer, is on an Employer’s payroll, and whose wages are subject to FICA withholding.  The term “Employee” shall also include any Leased Employee 18 years of age or older and any person 18 years of age or older who, with respect to an Employer, is treated as an employee of such Employer pursuant to Section 406 of the Code.  The term “Employee” excludes any person who serves only as a director.  Notwithstanding anything in this Plan to the contrary, the term “Employee” shall not include any individual who is retained by the Company to perform services for the Company (for either a definite or indefinite duration) and who is characterized by the Company as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual’s status under common law.  The exclusion in the preceding sentence shall apply, without limitation, to any individual who is or who has been determined by a third party, including, without limitation, a governmental agency or board or court or arbitrator, to be an employee of the Company for any purpose, including, without limitation, for purpose of any employee benefit plan of the Company (including this Plan) or for purpose of federal, state or local tax withholding, employment tax or employment law.

1.14 Employer.  “Employer” shall mean RadioShack and any Affiliated Business adopting the Plan in accordance with the Plan’s requirements.

1.15 Employer Contribution.  “Employer Contribution” shall mean payments to the Trustee by the Employer pursuant to Plan Sections 4.2, 4.6, and Article XI.

1.16 Employment Date.  “Employment Date” shall mean the date an Employee first performs an Hour of Service.

1.17 ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.18 ESOP.  “ESOP” shall mean the employee stock ownership plan portion of this Plan which shall consist of the Company Stock ESOP Fund, as described in Section 4.12 below, for each Participant and Beneficiary.

1.19 Exempt Loan.  “Exempt Loan” shall mean:

(a)           A loan to the Plan by a disqualified person (as defined in Code Section 4975); or

(b)           A loan to the Plan that is guaranteed by a disqualified person (as defined in Code Section 4975), which loan is primarily for the benefit of Participants and Beneficiaries of the Plan, is at a reasonable rate of interest, and any collateral which is given to a disqualified person consists only of Company Stock.

1.20 Highly Compensated Employee.  “Highly Compensated Employee” shall mean:

(a)           an Employee who is a 5% owner, as defined in Section  416(i)(1)(A)(iii) of the Code, at any time during the determination year or the look-back year; or

(b)           an Employee who receives compensation in excess of $80,000 (as adjusted in accordance with Section 414(q)(1) of the Code) during the look-back year.

For purposes of this Section, "determination year" shall mean the Plan Year for which the determination of who is highly compensated is made and "look-back year" shall mean the Plan Year immediately preceding the determination year; and

"compensation" shall mean compensation within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferral arrangement, or tax-sheltered annuity.

1.21 Hour of Service.  “Hour of Service” shall mean:

(a)           Each hour for which an Employee is directly or indirectly paid or entitled to payment of compensation by the Company for the performance of duties.  These hours shall be credited to the Employee for the Plan Year(s) or Computation Period(s) in which the duties are performed;

(b)           Each hour for which an Employee is directly or indirectly paid or entitled to payment of compensation by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or other similar reason.  These hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company.  The same hours shall not be credited under both Section 1.20(a) or Section 1.20(b), as the case may be, and under this Section 1.20(c).  These hours shall be credited to the Employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year or Computation Period in which the award, agreement or payment is made.

(d)           For Employees paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation according to the provisions of Section 2530.200b-3 of the Department of Labor Regulations.

1.22 Inactive Participant.  “Inactive Participant” shall mean a Participant who ceases to be an Eligible Employee but remains in the service of the Company.  An Inactive Participant has all the rights of an active Participant (including the right to take a loan pursuant to Section 6.10), except that an Inactive Participant shall not have the right to defer compensation, pursuant to the Plan, or receive future Employer Contributions, pursuant to the Plan.

1.23 Investment Fund.  “Investment Fund” shall mean the portion of the Trust Fund designated from time to time by the Committee pursuant to Section 7.3 hereof, that is invested in such assets of the Trust Fund (including, but not limited to, interests in common trust funds, qualified pooled trusts or mutual funds) as the Committee selects from time to time.

1.24 Leased Employee.  A “Leased Employee” means each person who is not an employee of the Employer, but who performs services for the Employer pursuant to an agreement (oral or written) between the Employer and any leasing organization, provided that (a) such person has performed such services for the Employer or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantial full time basis for a period of at least one year and (b) such services are performed under the primary direction or control of the Employer.

1.25 Normal Retirement Date.  “Normal Retirement Date” shall mean the date on which a Participant reaches age 65.

1.26 One Year Break in Service.  “One Year Break in Service” shall mean the period described in Section 1.25(a), subject to the terms of Sections 1.25(b) and (c).

(a) General Definition.  “One Year Break in Service” shall mean any Computation Period during which an Employee does not complete more than 500 Hours of Service.

(b) Maternity or Paternity Absences.
.
(i)   In the case of an Employee who is absent from work for any period

(A) Because of the Employee’s pregnancy,

(B) Because of the birth of the Employee’s child,

(C) Because of the placement of a child with the Employee in connection with the adoption of the child by the Employee,

(D) To care for such a child for a period beginning immediately following birth or placement, then Hours of Service described in Paragraph (ii) shall be counted as Hours of Service solely for the purpose of determining whether a One Year Break in Service has occurred.  No more than 501 Hours of Service shall be credited to an Employee under the terms of this Paragraph (i).

(ii)    The Hours of Service described in this Paragraph are:

(A) The Hours of Service which otherwise would normally have been credited to the Employee but for the absence described in Paragraph (i), or

(B) If the Hours of Service described in Subparagraph (A) cannot be determined, eight Hours of Service for each normal workday of absence.

(iii)   The Hours of Service described in Paragraph (ii) shall be treated as Hours of Service under this Section 1.25(b):

(A) Only in the Plan Year or Computation Period in which the absence begins, if an Employee would be prevented from incurring a One Year Break in Service in that 12 month period solely because the absence is treated as Hours of Service under Paragraph (i); or

(B) In any other case, in the immediately following Plan Year or Computation Period.

(iv)   No Hours of Service will be counted as Hours of Service under this Section 1.25(b)(iv) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish:

(A) That the absence is for the reasons described in Paragraph (i), and

(B) The number of days for which there was such an absence.

(c) Certain Other Absences.  The Employee’s service shall not be deemed to be broken during such period as the Employee shall be:

(i)    On military leave; or

(ii)    On other leave of absence authorized by the Company for sickness, disability, or other circumstances, granted in accordance with an established and uniformly applied Company policy; or

(iii)    Laid off in order to effect a temporary reduction in personnel, provided such Employee shall be re employed within three hundred sixty five (365) days after such layoff.

1.27 Participant.  “Participant” shall mean each Eligible Employee who satisfies the requirements for participation in the Plan as described in Article III.

1.28 Plan.  “Plan” shall mean the contributory profit sharing plan and trust known as the RadioShack 401(k) Plan, as it may be amended from time to time.

1.29 Plan Year.  The Plan shall have a short Plan year for the period commencing January 1, 2006 and ending June 30, 2006.  Thereafter, each Plan Year shall commence on July 1 and end on the immediately subsequent June 30.  During the short Plan Year the Plan shall in all instances be operated in connection with the Plan Year transition rules of the Code and applicable Treasury and/or Department of Labor regulations including the use of the eliminated Plan Year in its entirety (i.e., 12 months) as a measurement period if required.

1.30 Qualified Election.

(a) General Rule.  “Qualified Election” shall mean an election by a married Participant to have the balance of his Accounts paid, in the event of his death, to a Beneficiary other than his Spouse.

(b) Consent of Spouse.  The election described in Section 1.29(a) will not constitute a Qualified Election unless the Participant’s Spouse consents to the election in the manner described in this Section 1.29(b):

(i)   The Spouse must consent to the election in writing;

(ii)   The election must designate a Beneficiary which may not be changed without the Spouse’s consent (unless the Spouse’s consent expressly permits designations by the Participant without any requirement of further consent by the Spouse); and

(iii)   The Spouse’s consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public.

(c) Special Rule Where There is No Spouse or the Spouse Cannot be Located.  The consent requirements of Section 1.29(b) shall not apply if it is established to the satisfaction of a Plan representative that the consent may not be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) of the fulfillment of such other circumstances that the Secretary of the Treasury or his designate may prescribe by regulations.

(d) Validity of Consent.

(i) Consent is Irrevocable.  If a Spouse consents to a waiver in the manner described in Section 1.29(b), then the Spouse may not subsequently revoke that consent.

(ii) Application.  Any consent by a Spouse (or establishment that the consent of the Spouse need not be obtained) is effective only with respect to that Spouse.

(iii) Revocation of a waiver.  A Participant may revoke his election without obtaining another consent from his Spouse at any time before the beginning of Plan benefit payments.  The number of revocations shall not be limited.

1.31 Qualified Election Period.  “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of (a) the first Plan Year in which the individual first became a Qualified Participant or (b) the first Plan Year beginning after December 31, 1986.

1.32 Qualified Participant.  “Qualified Participant” shall mean any Participant who has completed at least 10 years of participation in the Plan and who has attained age 55.

1.33 Retired Participant.  “Retired Participant” shall mean any Participant who has qualified for retirement and the receipt of benefits under the Plan and who has separated from service with the Company.

1.34 Spouse.  Subject to Section 1.3(b), “Spouse” shall mean a Participant’s spouse (or surviving spouse) and a Participant’s former spouse to the extent provided by a qualified domestic relations order (as defined in Section 414(p) of the Code).

1.35 Suspense Account. “Suspense Account” shall mean the Account which contains the unallocated shares of Company Stock acquired with the proceeds of an Exempt Loan.

1.36 Totally and Permanently Disabled.  “Totally and Permanently Disabled” shall mean a disability which would entitle the Participant to long term disability benefits under the guidelines and regulations promulgated by the United States of America Social Security Administration.

1.37 Trust and Trust Fund.  “Trust” shall mean the trust created under the Plan.  “Trust Fund” shall mean the cash, securities, life insurance contracts, annuity contracts, real estate, shares of common trust funds and any other property held by the Trustee pursuant to the Plan, together with income therefrom.

1.38 Valuation Date.  “Valuation Date” shall mean every NYSE market trading day and any other dates the Committee may designate in writing from time to time.  If a Valuation Date would otherwise occur on a Saturday, Sunday or holiday, then “Valuation Date” shall mean the preceding NYSE market trading day.

1.39 Year of Service.

(a)           For purposes of determining eligibility to participate in the Plan, a “Year of Service” shall mean a Computation Period during which the Employee has not less than one thousand (1,000) Hours of Service.  In determining whether an Employee earned one (1) Year of Service for purposes of eligibility to participate in the Plan, there shall also be credited to an Employee or other individual employed by the Employer as identified in Section 3.4, service rendered by the Employee or individuals while employed by an Affiliated Business.  Years of Service shall include years of service required to be included under Section 3.2 with respect to qualified military service.

(b)           Notwithstanding the foregoing, prior to May 19, 2004, an Employee’s years of service for vesting purposes shall be determined in accordance with this paragraph (b).  Vesting service shall be credited beginning with the Employee’s Employment Date and ending on the date as of which vesting service is being determined, excluding any Period of Severance.  A “Period of Severance” begins upon the Employee’s Severance from Service and ends upon his or her reemployment by the Employer (if any).  Notwithstanding the foregoing, an Employee will receive credit for a Period of Severance which is less than 12 consecutive months.  For purposes of this Section 1.35, the Employee’s “Severance from Service” is the earliest of the date on which an Employee ceases to be an Employee by reason of a quit, retirement, discharge or death.

ARTICLE II
ADMINISTRATION

2.1 Appointment of Administrative Committee.  The Board of Directors of RadioShack shall appoint an Administrative Committee (the “Committee”) to administer the Plan.  This Committee shall consist of three or more members who shall not necessarily be employees of the Company. RadioShack shall advise the Trustee of the names of the members of the Committee, and the Trustee shall be entitled to  rely thereon until similarly advised of a change in the membership of the Committee.  The Committee shall be the “plan administrator” of the Plan, as defined in Section 3(16)(A) of ERISA, and a “named fiduciary” within the meaning of Section 402(a) of ERISA.

2.2 Term of Office of Committee Members.  Each member of the Committee shall hold office until his death, disability, resignation, removal from office, or, if the member is an employee of the Company, upon his termination of employment.  Any member of the Committee may be removed by the Board of Directors of RadioShack at its discretion.  Any Committee member may resign by delivering his written resignation to RadioShack and to the Committee.  Any vacancies in the Committee arising from any cause whatsoever shall be filled by the Board of Directors of RadioShack.  Until such vacancy is filled, the other members of the Committee may continue to act.

2.3 Powers and Duties.  The Committee, in its sole and absolute discretion, shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan.  Without limiting the generality of the foregoing, the Committee shall have the following powers:

(a)           To make and publish such rules and regulations as it may deem necessary, in its sole and absolute discretion, to carry out the provisions of the Plan;

(b)           To determine, in its sole and absolute discretion, all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility of employees and of the status and rights of Participants, Beneficiaries and any other person hereunder;

(c)           To direct the investment and reinvestment of the Trust Fund and the income therefrom, as more particularly specified hereinafter;

(d)           To authorize all disbursements by the Trustee from the Trust Fund for fees and expenses incurred in the administration of the Plan;

(e)           To decide, in its sole and absolute discretion, any dispute arising hereunder;

(f)           To construe, in its sole and absolute discretion, the provisions of the Plan and to correct any defects therein; and

(g)           To provide, in its sole and absolute discretion, procedures for determination of claims for benefits.

The determination of the Committee as to any question arising hereunder shall be conclusive and binding on all persons.

2.4 Organization and Operation of the Committee.  The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by vote or action in writing without a meeting; however, a Committee member shall not vote on any question relating specifically to himself, but any necessary action regarding such Committee member shall be decided by the remaining members of the Committee.  In the event the  remaining members of the Committee are unable to agree upon the disposition of any such question, the Board of Directors of RadioShack shall appoint another person eligible for membership on the Committee to serve as a temporary member for the purpose of reaching a decision on the matter in issue.  Such matters shall then be determined by a majority of the Committee, including said temporary member.  The Committee may delegate from time to time the performance of its duties to such person or persons as the Committee deems fit.

The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name and names of its members so designated with specimen signatures of Committee members.  The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan.  Such accountants and counsel may, but need not, be accountants and counsel for RadioShack.  The Committee shall be entitled to rely conclusively upon, and shall be fully protected in, any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist, or other such person.

RadioShack may furnish the Committee with such clerical assistance on a full or part time basis as shall from time to time be reasonable or desirable to assist in the administration of the Plan, and may, in its discretion, pay such of the Trustee’s fees and expenses incurred in the administration of the Plan, including but not limited to all transfer taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund, save and except: (a) those specified in Section 7.5; (b) fees for origination and annual administration of Participant loans; (c) fees for distributions from a Participant’s account(s); (d) taxes charged upon the income of the Trust or upon a Participant’s distribution; (e) fees and expenses ordinarily paid directly by the mutual fund or charged to shares; (f) those costs and expenses, including attorneys’ fees, which are charged to the accounts of Participants by a court of competent jurisdiction in any litigation in which the Plan or any of its fiduciaries is a party; (g) commissions incurred for the trading of securities held in the Trust Fund; and (h) costs associated with issuing any security certificates.

2.5 Records.  The Committee shall keep a record of its actions, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.  The Committee shall notify the Trustee of any action taken by the Committee and, when required, shall notify any other interested person or persons.

2.6 Immunity from Liability.  Subject to applicable law, no present or former member of the Committee shall incur any liability for any action or failure to act, excepting liability for his own gross negligence or willful misconduct. RadioShack shall indemnify each present or former member of the Committee against any and all claims, losses, damages, expenses and liabilities, including any amounts paid in settlement with the Committee’s approval, arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.  The Committee may, at its discretion, require the written approval or disapproval of RadioShack prior to taking action in any particular matter made the subject of its responsibility hereunder.

ARTICLE III
ELIGIBILITY

3.1 Conditions of Eligibility.  Each person who is a Participant in the Plan immediately prior to the Effective Date of this amendment to the Plan shall remain a Participant in the Plan in accordance with its terms.  On and after the Effective Date of this amendment to the Plan, a person who is an Eligible Employee may participate in the Plan (i) on, or at any time after, the date he completes the one year anniversary of his Employment Date if during such period he completed a Year of Service or (ii) if the Eligible Employee has not completed a Year of Service as of the one year anniversary of his Employment Date, then the Eligible Employee may participate in the Plan on or at any time after he completes a Year of Service.

3.2 Resumption of Service with the Employer.  Notwithstanding anything in this Section 3.2 to the contrary, a rehired Eligible Employee shall not become a Participant earlier than he would have if he did not have termination of service.

(a) Former Participant.  A rehired Eligible Employee who was a Participant before his termination of service and is rehired shall be subject to the eligibility requirements of Section 3.1 upon his return to employment unless such

Participant did not incur a One Year Break in Service in which case such Participant shall immediately become a Participant in the Plan.

(b) Other Eligible Employees.  A rehired Eligible Employee shall immediately become a Participant in the Plan after he has met the requirements of Section 3.1.

(c) Qualified Military Service.  The following shall apply with respect to military service if applicable:

(i)  If an Eligible Employee whose employment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), was a Participant before his or her termination in service and is thereafter rehired, such Eligible Employee may elect to make Deferred Salary Contributions in accordance with Section 4.1 for the period during which the Eligible Employee was in “qualified military service” (as defined under USERRA).  In addition, the Eligible Employee’s Years of Service shall include the period of his or her qualified military service.  The Eligible Employee shall designate the Plan Year(s) to which the Deferred Salary Contributions relate. Such Deferred Salary Contributions may be made during the period beginning on the date of rehire of such Eligible Employee, and must be completed by the end of the period that is the lesser of (A) the product of 3 and the period of qualified military service, or (B) five years following the date of such reemployment.  For purposes of this Section 3.2(c) these Deferred Salary Contributions shall be referred to in this Section 3.2(c) as “Makeup Deferred Salary Contributions.” The Makeup Deferred Salary Contributions shall be credited to the Participant’s USERRA Deferred Salary Account.  If such Eligible Employee has a termination of employment during the period the Eligible Employee is entitled to make Makeup Deferred Salary Contributions, then such Eligible Employee may make Makeup After-Tax Contributions which shall be allocated to the Eligible Employee's Voluntary Account in such amounts and during such period as the Eligible Employee could have made Makeup Deferred Salary Contributions had such Eligible Employee not terminated employment and such Makeup After-Tax Contributions shall be allocated Employer matching contributions as if they were Makeup Deferred Salary Contributions.

(ii)  If an Eligible Employee is rehired following a period of qualified military service and pays Makeup Deferred Salary Contributions and Makeup After-Tax Contributions then the Company shall contribute on behalf of such Eligible Employee an amount equal to the Employer Contributions the Company would have made if the Makeup Salary Contributions and Makeup After-Tax Contributions had been contributed by the Eligible Employee during the period of his or her qualified military service.  These contributions by the Company shall be credited to the Participant’s USERRA Matching Account which for all purposes hereunder shall be treated the same as a Matching Account.

(iii)  In the event any contributions are made by the Participant and the Company pursuant to Section 3.2(c)(i) and (ii) above, the Eligible Employee shall not be entitled to any earnings on such contributions or be eligible to receive or be paid any amounts based on or due to forfeitures attributable to Employer Contributions that may have occurred or been payable during the period of his or her qualified military service.

(iv)  Any Eligible Employee who is rehired following a period of qualified military service shall, for purposes of this Section 3.2(c) be treated as receiving Compensation equal to the Compensation the Eligible Employee would have received during such period if the Eligible Employee were not in qualified military service, determined based on the rate of pay the Eligible Employee would have received but for the absence; provided, however, if the Compensation the Eligible Employee would have received during such period is not reasonably certain, Compensation for this purpose shall equal the Eligible Employee’s average Compensation during the 12 months immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

(v)  Any contributions made pursuant to Section 3.2(c)(i) and (ii) above are not subject to the limits under Sections 402(g) and 415 of the Code in the Plan Year(s) in which made; rather, such contributions are subject to such limits in the Plan Year(s) to which the contributions relate.  Such contributions will not be subject to testing for purposes of Section 401(k) of the Code for any Plan Year.

3.3 Change in Employment Status.  If a Participant ceases to be an Eligible Employee due to a change in employment status while remaining employed by the Employer or any Affiliated Business, he shall become an Inactive Participant until he again becomes an Employee who satisfies the employment status required to become an Eligible Employee.  If an individual (who is employed by the Employer and who is not a Participant because he is not an Eligible Employee) becomes an Eligible Employee due to a change in employment status, he will become a Participant as of the first day of the calendar quarter coincident with or next following the date his employment status changed, provided he would have been eligible to become a Participant had he met the definition of an Eligible Employee on his Employment Date.

3.4 Employment by Employer; Service with Newly Acquired Entities; Records of Employer.

(a)     In the event the Employer has or shall acquire the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors of RadioShack may direct to what extent, if any, employment by such organization shall be deemed to be employment by the Employer and, in connection therewith, may specify a special entry date for participation.

(b)     The personnel records of the Employer or any Affiliated Business shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

3.5 Application for Participation.  In order to contribute to the Plan, each Eligible Employee shall make an election as is acceptable to the Committee, wherein he shall evidence:

(a)     his intent to participate in the Plan;

(b)     his election to defer a portion of his Compensation and have the Employer make contributions to the Trust Fund in accordance with Article IV; and

(c)     his consent that such deferred salary reductions be withheld by the Employer from his Compensation at each pay period.

An Eligible Employee may file an application for participation in the Plan at any time on or after his Employment Date; provided, however, that the Eligible Employee’s participation in the Plan shall be effective no earlier than the time prescribed by Section 3.1.  If an Eligible Employee files an application for participation in the Plan following the time the Eligible Employee satisfies the participation requirements prescribed by Section 3.1, his participation in the Plan shall begin the latter of his eligibility date or as soon as administratively feasible.

ARTICLE IV
CONTRIBUTIONS

4.1 Salary Reductions.

(a)   Deferred Salary Contributions.  Each Participant may elect in accordance in Section 3.5 to defer an amount equal to 1% to 75% in whole percentages of his compensation and have the Employer contribute the amount to the Trust Fund.  The contributions under this paragraph are hereinafter called “deferred salary contributions.”  A Participant’s annual deferred salary contribution is limited to the amount permitted under Section 402(g) of the Code, as adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code, as of the beginning of the Participant’s taxable year; provided, however, that any Participant eligible for the increased limitations applicable to Deferred Salary Contributions provided in Section 414(v) of the Code shall be limited to the maximum Deferred Salary Contribution allowed pursuant to Section 414(v) of the Code.

(b)           The election of the Participant to defer a portion of his Compensation in lieu of receiving cash is intended to meet the requirements of Section 401(k) of the Code as amended and the regulations thereunder.

(c)           The election of the Participant to defer or not to defer a portion of his Compensation in lieu of receiving cash shall remain in effect until the Participant files a change of election.

(d)           All contributions of the Participant are nonforfeitable being held in trust for the account of the Participant or his Beneficiary.

(e)           Notwithstanding anything in this Section 4.1 to the contrary the Committee shall have the discretion to limit the deferred salary contributions and related matching contributions made by or for any Highly Compensated Employee for any Plan Year as the Committee deems necessary in order for the Plan to comply with the limitations of Section 4.6 regardless of whether the limit of such deferred salary contributions and related matching contributions, in whole or in part, is found at the end of the relevant Plan Year to be necessary in order for the Plan to comply with Section 4.6.

4.2 Matching Contributions.  Each payroll period, the Employer shall contribute a matching amount, which may be reduced by forfeitures used as Matching Contributions, to the Trust Fund on behalf on Participants that make a Deferred Salary Contribution during the applicable payroll period subject to the limitations described in this Section 4.2.  Matching contributions for each applicable Participant shall equal 100% of the Participant Deferred Salary Contribution up to four percent of the Participant's Compensation for the payroll period.  The matching amount shall be contributed to the Plan and allocated to each Participant’s Matching Account on each payroll period.  The contribution by the Employer may be in the form of either Company Stock or cash.  Notwithstanding the foregoing provisions of this Section 4.2, if the rate of a Participant's Deferred Salary Contribution prevents the Participant from receiving a Matching Contribution equal to the lesser of four percent of his Compensation for the Plan Year or the amount of his Deferred Salary Contributions for the Plan Year, as soon as administratively feasible following the end of the Plan Year the Employer shall contribute make an additional matching amount equal to (a) the lesser of (i) four percent of the Participant's Compensation or (ii) the Participant's Deferred Salary Contributions for the Plan Year, minus (b) the matching amount previously contributed on behalf of the Participant for the Plan Year.

4.3 Payment of Contributions.

(a)           The Employer’s total contribution for each Plan Year shall be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Employer for its fiscal year and the Plan Year for which the contribution is made.

(b)           The Employer shall withhold and deduct on each regular pay day from each Participant’s Compensation that percentage of same which each Participant shall have elected and designated as his “deferred salary contribution” to the Trust Fund.  The Employer shall pay over to the Trustee all such contributions of Participants as soon as practicable following each payroll period in which such contributions shall have been deducted and withheld.

4.4 Transfers From Qualified Plans.

(a)           With the consent of the Committee, amounts may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Company.  The amounts transferred shall be set up in a separate account herein referred to as a “Rollover Account.”  Any amounts in such Rollover Account shall be fully vested at all times and not subject to forfeiture.

(b)           Amounts in a Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) or (d) of this Section.

(c)           Except as allowed by Treasury Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided in Regulation 1.401(k)-1(d).

(d)           At the date specified in the Plan when a Participant or Beneficiary shall be entitled to receive benefits, the fair market value of the Rollover Account shall be used to provide additional benefits to the Participant or Beneficiary.  Any distributions of amounts held in a Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article VI, including, but not limited to, all notice and consent requirements under Section 411(a)(11) of the Code and the Regulations thereunder.

(e)           At the time the Plan accepts a Participant rollover, the Participant shall have specified the investment selection(s) in which his Rollover Account should be invested, and these investment selections shall be effectuated as soon as practicable.

(f)           For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Section 401(a) of the Code.  The term “amounts transferred from other qualified plans” shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within 60 days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution; (B) were eligible for tax-free rollover to a qualified plan; and (C) were deposited in such conduit individual retirement account within 60 days of receipt thereof and other than earnings on said assets; or (iv) amounts distributed to the

Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.  In no case shall amounts transferred from another qualified plan include hardship distributions as described in Section 401(k)(2)(B)(i)(IV) of the Code.

(g)           Prior to accepting any transfers to which this Section applies, the Committee may require the Employee to provide documentation to establish that the amounts to be transferred to this Plan meet the requirements of this Section or, if such documentation is not available, may require the Employee to provide an opinion of counsel satisfactory to the Committee that the amounts to be transferred meet the requirements of this Section.

(h)           Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any rights or benefits protected pursuant to Section 411(d)(6) of the Code.

4.5 Limitations on Annual Additions.  Effective January 1, 1996, "Annual Additions," as such term is hereinafter defined, applied to any Participant's Account shall not exceed, for any Plan Year, the lesser of (a) twenty-five percent (25%) of the Participant's Compensation for the entire Plan Year or (b) thirty thousand dollars ($30,000), as adjusted for increases in the cost of living under Section 415(d) of the Code; provided, however, that the special increased limitation of Section 415(c)(6) of the Code shall apply to the ESOP.  Notwithstanding the foregoing, effective April 1, 2000, "Annual Additions,” as such term is hereinafter defined, applied to any Participant's Account shall not exceed, for any Plan Year, the lesser of (a) twenty-five percent (25%) of the Participant's Compensation for the entire Plan Year or (b) thirty-five thousand dollars ($35,000), as adjusted for increases in the cost of living under Section 415(d) of the Code; provided, however, that the special increased limitation of Section 415(c)(6) of the Code shall apply to the ESOP.  Notwithstanding the foregoing, effective April 1, 2002, except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall not exceed the lesser of:  (x) forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (y) 100 percent of the Participant’s Compensation for the Plan Year; provided, however, that the special increased limitation of Section 415(c)(6) of the Code shall apply to the ESOP.  The Compensation limit referred to in clause (y) above, shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

If, in addition to this Plan, a Participant participates in one or more other qualified defined contribution plans maintained by the Company during any Plan Year, the Annual Additions to be applied to the Participant’s Account under this Plan, together with the Annual Additions to be applied to such Participant’s account under such other plan or plans for such Plan Year, shall not exceed the lesser of (x) or (y) in the immediately preceding paragraph.

The term “Annual Additions” means the sum credited to a Participant’s Account for any Plan Year of:

(a)           Employer Contributions, if any;

(b)           Deferred salary contributions (including any Excess Contributions under Section 4.7(b), and any amount characterized as an Excess Deferral Amount, if such Excess Deferral Amount is not distributed as provided for in Section 4.7(a) hereof);

(c)           Voluntary after-tax Employee contributions and Excess Aggregate Contributions (as defined in Section 4.8 hereof);

(d)           forfeitures;

(e)           Makeup Deferred Salary Contributions and Makeup After-Tax Contributions made pursuant to Section 3.2 for the Plan Year to which such contributions relate rather than the Plan Year in which such contributions are made;

(f)           any amount allocated to an “individual medical account,” as defined in Section 415(1)(2) of the Code, which is part of a defined benefit plan maintained by an Employer; and

(g)           any amounts derived from contributions attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Employer.

Solely for purposes of this Section 4.5, the determination of a Participant’s deferred salary contributions and other employee contributions, if any, for a Plan Year shall exclude the items set forth in Sections 1.415-6(b)(3)(i)-(iv) of the Income Tax Regulations, and the determination of a Participant’s allocable share of Employer Contributions and forfeitures, if any, for a Plan Year shall exclude any Employer Contributions, deferred salary contributions, if any, and forfeitures, if any, allocated to such Participant for any of the reasons set forth in Sections 1.415-6(b)(2)(ii)-(vi) of the Income Tax Regulations (except as otherwise provide in such Sections).

If the Annual Additions for a Participant exceed the above limitation because of contributions based on estimated annual compensation or the allocation of forfeitures, then, the excess amounts shall be held unallocated in a suspense account until the next Plan Year and shall be used to reduce the Employer Contributions, if any, as appropriate, for the next Plan Year for all Participants, beginning with the first calendar quarter thereof and continuing until all of such excess amounts have been allocated to Participants.  Any such excess amounts shall be treated as attributable to deferred salary contributions only to the extent such excess amounts exceed the total Employer Contributions allocated to the Account of the Participant for the Plan Year.

4.6 Discrimination Test Allocation Limit.

(a)       Safe Harbor Method.  Effective for Plan Years beginning on and after July 1, 2006, the Plan shall utilize the safe harbor method of satisfying (i) the “actual deferral percentage” test, set forth in Section 401(k)(3) of the Code pursuant to Section 401(k)(12) of the Code and Internal Revenue Service Notice 98-52, and (ii) the “actual contribution percentage” test set forth in Section 401(m)(2) of the Code pursuant to Section 401(m)(11) of the Code and Internal Revenue Service guidance issued thereunder.  Such testing shall meet the contribution requirements of Section 401(k)(12)(B) of the Code and shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1.  Prior to any Plan Year in which the Plan will utilize the safe harbor method, the Employer will give each Eligible Employee written notice that is:

(i)  sufficiently accurate and comprehensive to inform the Eligible Employee of his rights and obligations under the Plan; and

(ii)  written in a manner calculated to be understood by the average Eligible Employee.

Such notice will accurately describe (A) the safe harbor matching or nonelective contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan); (B) any other contributions under the Plan (including the potential for discretionary matching contributions) and the conditions under which such contributions are made (if different than the Plan); (C) the type and amount of compensation that may be deferred under the Plan; (D) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (E) the periods available under the Plan for making cash or deferred elections; and (F) withdrawal and vesting provisions applicable to contributions under the Plan.  The notice described in this Section 4.6(a) will be delivered to Eligible Employees at least 30 days (and no more than 90 days) before the beginning of each Plan Year or, in the year an Employee first becomes eligible to participate in the Plan, no more than 90 days before the employee becomes eligible (and no later than the date the employee becomes eligible).

(b)   ADP and ACP Tests.  For each Plan Year, the Employer shall ensure that either the test set forth in paragraph (i) or (ii) below is satisfied with respect to deferred salary contributions and either the test set forth in paragraph (iii) or (iv) is satisfied with respect to Employer Contributions and Employee contributions.
(i)  the Actual Deferral Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferral Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)  the Actual Deferral Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferral Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Actual Deferral Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferral Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points; and

(iii)  the Actual Contribution Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Contribution Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(iv)  the Actual Contribution Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Contribution Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Actual Contribution Percentage for all Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Contribution Percentage for all Participants who are non-Highly Compensated Employees for the Plan Year by more than (2) percentage points.

The tests set forth in paragraphs (i) through (iv) may at the Company’s discretion be made by separating the Plan into two plans, one for otherwise excludable Employees, and one for any other Employees.

(c)  Actual Deferral Percentage.

(i)  The term “Actual Deferral Percentage” (“ADP”) shall mean the average of the ratios (expressed as a percentage), calculated separately for each Participant, of the amount contributed as deferred salary contributions (excluding any deferred salary contributions made pursuant to Section 3.2 or Section 414(v) of the Code and Excess Deferral Amounts for non-Highly Compensated Employees made under this Plan or any plan of the Company) to the Trust on behalf of each such Participant for a Plan Year to the Participant’s Compensation.

(ii)  For purposes hereof, “Participant” is hereby defined to include a person who for any part of the Plan Year is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee whose eligibility to make deferred salary contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and, an Employee who cannot defer because of the Section 415 of the Code limits on Annual Additions (as such term is elsewhere defined).

In the case of an eligible Employee who makes no deferred salary contributions the ADP that is to be included in determining the ADP test is zero.

(d)  Actual Contribution Percentage.

(i)  The term “Actual Contribution Percentage” (“ACP”) shall mean the average of the ratios (expressed as a percentage), calculated separately for each Participant, of the amount contributed as Employer matching contributions to the Trust on behalf of each such Participant for a Plan Year plus Employee contributions made by such Participant for a Plan Year to the Participant’s Compensation but excluding Employer matching contributions that are forfeited either to correct Excess Aggregated Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregated Contributions and excluding any Employee contributions made pursuant to Section 3.2.

(ii)  For purposes hereof, “Participant” is any Employee who is directly or indirectly eligible to receive an allocation of Employer matching contributions or to make Employee contributions and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose right to make Employee contributions or receive matching contributions has been suspended  because of an election (other than certain one-time elections) not to participate; and an Employee who cannot make an Employee contribution or receive a matching contribution because Sections 415(c)(1) or 415(e) of the Code prevents the Employee from receiving additional Annual Additions.  In the case of an eligible Employee who makes no Employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the ACP test is zero.

(iii)  In calculating the ADP or ACP test of Section 401(a) of the Code for a Plan Year, contributions will be taken into account as follows:  An Employee contribution is to be taken into account if it is paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year; an excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the Employee not elected to defer the amounts; and a matching contribution is to be taken into account for a Plan Year only if it is (A) made on account of the Employee’s deferred salary contributions or Employee contributions for the Plan Year, (B) allocated to the Employee’s account as of a date within the Plan Year, and (C) paid to the Trust by the end of the 12th month following the end of that Plan Year.

(iv)  For purposes of determining whether the Plan satisfies the ADP or ACP test, all contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) are to be treated as a single contribution made under a single plan and if two (2) or more plans are permissively aggregated for purposes of ADP or ACP test, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan; provided, however, that for Plan Years beginning before January 1, 2006, the portion of the Plan designated as an ESOP shall be treated as a separate plan when compared to the portion of the Plan not treated as an ESOP.

(v)  In calculating the ADP or ACP for purposes of Section 401(m) of the Code, the ADP or ACP of a Highly Compensated Employee will be determined by treating all plans of the Company under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.  For Plan Years beginning before January 1, 2006, if a Highly Compensated Employee participates in two or more plans with different plan years, all such plans ending with or within the same calendar year shall be treated as a single arrangement.  For Plan Years beginning on or after January 1, 2006, if a Highly Compensated Employee participates in two or more plans with different plan years, all salary deferred contributions made during the Plan Year under all such arrangements shall be aggregated.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Section 401(k) of the Code.

(vi)  Satisfaction of Nondiscrimination Rules.  If the nondiscrimination rules of Sections 401(k)(3) and 401(m) of the Code, which are summarized in this Section, would otherwise not be satisfied for a Plan Year, the Committee, at its option, shall either (A) reduce deferred salary contributions, Employer Contributions, or Employee contributions, whichever is applicable, of Highly Compensated Employees and return such excess deferred salary contributions, Employer Contributions or Employee contributions to the affected Participants in accordance with Sections 4.7 and 4.8, respectively, to the extent necessary to satisfy the limitations of this Section, (B) make additional Employer Contributions on behalf of non Highly Compensated Employees (which will meet the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) (or any successor thereto) and shall not be included in the calculations under Section 4.6(a)(iii) or (iv) hereof) to the extent necessary to insure that the limitations of Section 4.6(a)(i) or (ii) are met or (C) make additional Employer Contributions on behalf of non-Highly Compensated Employees (which shall meet he requirements of Treasury Regulation Section 1.401(m)-1(b)(5) [or any successor thereto] and shall not be included in the calculations under Section 4.6(a)(i) or (ii) hereof) to the extent necessary to insure that the limitations of Section 4.6(a)(iii) or (iv) are met.  Any such additional contributions shall be allocated as determined by the Committee.  Such additional contributions shall be treated as deferred salary contributions, shall be allocated to such Participant’s Deferred Salary Account and shall be immediately fully vested and subject to the distribution restrictions of Section 6.11 applicable to deferred salary contributions.

4.7 Disposition of Excess Deferrals and Contributions.

(a)   Excess Deferral Amounts.  Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income or loss allocable thereto shall be distributed no later than April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

“Excess Deferral Amount” means the amount of deferred salary contributions for a calendar year in excess of the limitation set forth in Section 402(g) of the Code (including if applicable the limitation under Section 414(v) of the Code) for such calendar year that the Participant elects to have distributed from the Plan pursuant to the claims procedure set forth in the following paragraph.  In the event the Participant’s deferred salary contributions to the Plan for a calendar year, when added to amounts deferred under other plans, contracts or arrangements, described in Sections 401(k), 408(k), 408(p), 501(c)(18) or 403(b) of the Code (including, for Plan Years beginning on or after January 1, 2006, Roth elective deferrals) for such calendar year, of the Company constitute Excess Deferral Amounts, such Participant shall be deemed to have filed a claim in accordance with the following paragraph, and the appropriate Employer or Affiliated Business shall notify RadioShack on behalf of the Participant under those circumstances.

The Participant’s claim shall be in writing; shall be submitted to RadioShack no later than March 1 following the calendar year in question; shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans, contracts or arrangements described in Sections 401(k), 408(k), 408(p), 501(c)(18) or 403(b) of the Code (including, for Plan Years beginning on or after January 1, 2006, Roth elective deferrals) for such calendar year, exceeds the limit imposed on the Participant by Section 402(g) of the Code (including if applicable the limitation under Section 414(v) of the Code) for the Plan Year in which the deferral occurred.

The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income or loss allocable to the Excess Deferral Amount, determined in a manner consistent with Internal Revenue Service guidelines.

(b)  Distribution of Excess Contributions.  Notwithstanding any other provision of the Plan and to the extent RadioShack elects not to utilize Employer Contributions or make additional contributions to satisfy the ADP test, Excess Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made.  Any Employer matching contributions and income allocable thereto allocated on account of such Excess Contribution shall be forfeited. In the event such Excess Contributions are not distributed within two and one-half (2½) months after the last day of the Plan Year in which such Excess Contributions arose, Section 4979 of the Code may impose a 10 percent excise tax on the Company with respect to such Excess Contributions.

Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.  “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:  (i)the aggregate amount of contributions described in Section 401(k)(8)(B) of the Code actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the test set forth in Section 4.6(a)(i) or (ii) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income or loss and shall be reduced, in accordance with regulations, by the amount of excess deferrals distributed to the Participant.

The income or loss allocable to Excess Contributions shall be determined in a manner consistent with the Treasury Regulations and, for Plan Years beginning on or after January 1, 2006, shall include income or loss allocable to the period between the end of the Plan Year and the date of distribution as provided in the Treasury Regulations.

4.8 Distribution of Excess Aggregate Contributions.  Notwithstanding any other provisions of the Plan and to the extent additional Employer Contributions are not made to satisfy the ACP Test, Excess Aggregate Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of each Plan Year following the Plan Year in which the Excess Aggregate Contributions were made.  In the event such Excess Aggregate Contributions are not distributed within two and one-half (2½) months after the last day of the Plan  Year in which such Excess Contributions arose, Section 4979 of the Code may impose a 10 percent excise tax on the Company with respect to such Excess Aggregate Contributions.

Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the test set forth in Section 4.6(a)(iii) or (iv) for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.  “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:  (a) the aggregate of contributions described in Section 401(m)(6)(B) of the Code taken into account in computing the ACP actually made on behalf of Highly

Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the test under Section 4.6(a)(iii) or (iv) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ACPs beginning with the highest of such percentages).

The Excess Aggregate Contributions which would otherwise be distributed to the Participant shall be adjusted for income or loss allocable to such Excess Aggregate Contributions determined in a manner consistent with the Treasury Regulations for Plan Years beginning on or after January 1, 2006, shall include income or less allocable to the period between the end of the Plan Year and the date of distribution as provided in the Treasury Regulations.

4.9 Forfeiture or Distribution of Contributions When Excess Deferral or Excess Contribution Occurs.  In the event the deferred salary contribution to which an Employer Contribution relates is distributed pursuant to Section 4.8, the related Employer Contribution, at the option of RadioShack, will be either (a) forfeited and allocated as provided in Section 6.13(e) or (b) if the Employer Contributions are vested and constitute Excess Aggregate Contributions, distributed in the manner set forth in Section 4.8.

4.10 Conclusiveness of Determination of Contributions.  Neither the Trustee nor the Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustee by Employer in accordance with the Plan nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the contributions to be made under the Plan; and the determination by RadioShack of contributions hereunder shall be final and conclusive upon all persons.

4.11 Reversion and Diversion.

(a)  Reversion.  Contributions made under this Plan by the Employer and deferred salary contributions made on behalf of Participants by the Employer are conditioned hereby upon the deductibility thereof under Section 404 of the Code and that they have properly been contributed.  To the extent that part or all of the deduction for any contribution is disallowed or that such contribution has been contributed on account of a mistake of fact, then the contribution or portion of the contribution may be returned to the Employer within one year after the date of disallowance of the deduction or the date the mistaken contribution was made, if applicable; provided, however, that any deferred salary contributions for which a deduction is disallowed shall be returned to the respective Participant.  Except as otherwise specified in this Section and Section 4.5, the Employer may not recover any part of the contributions made to this Plan.  The provisions of Section 4.11(b) shall not prevent the application and implementation of this Section 4.11(a).

(b)  Diversion.  No part of the Trust Fund created by this Plan, except as required to pay taxes and administrative expenses or that has been contributed on account of a mistake of fact, shall be used or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates.  Notwithstanding the foregoing, the vested portions of a Participant’s or Beneficiary’s Accounts may be reduced to cover the costs associated with commissions attributable to the trade of a security held in any Account or the costs associated with the certification of any security distributable in kind to a Participant or Beneficiary.

4.12 Employee Stock Ownership Plan.  A portion of the Plan, described more fully below, shall constitute an “employee stock ownership plan” under Section 4975(e) of the Code and shall be construed accordingly.  The employee stock ownership plan portion of the Plan shall consist of the Company Stock ESOP Fund (as hereinafter described), which shall be invested primarily in Company Stock which meets the qualification requirements of Section 409(1) of the Code.  All amounts in the Matching Account and, for Plan Years beginning on or after January 1, 2006, any other Accounts which are invested in Company Stock shall be held in the Company Stock ESOP Fund.  Furthermore, as of each December 1,  prior to January 1, 2006, assets of any other Account that are invested in Company Stock shall be transferred to the Company Stock ESOP Fund.  Finally, all dividends, interest, and other earnings of the Company Stock ESOP Fund shall be held in that Fund.  Amounts held in the Company Stock ESOP Fund shall remain in that Fund until distributed or transferred to another investment option as directed by the Participant in accordance with Section 5.3.  For Plan Years beginning before January 1, 2006, in no event will Deferred Salary Contributions be contributed directly to the Company Stock ESOP Fund.

4.13 ESOP Nondiscrimination Requirement Provision.  The employee stock ownership plan is subject to the limits of Sections 401(k) and (m) of the Code, as more fully described in Section 4.6 above.  The Plan that is intended to be an employee stock ownership plan under Section 4975(e) of the Code shall be considered separately from the portion of the Plan that is not intended to be an employee stock ownership plan under Section 4975(e) of the Code for purposes of applying the Plan’s nondiscrimination testing requirements.  However, for Plan Years beginning before January 1, 2006, it is expected that the provisions of Section 401(k) of the Code will be inapplicable to the portion of the Plan that is intended to be an employee stock ownership plan under Section 4975(e) of the Code, because no deferred salary contributions will be initially “paid” to the Company Stock ESOP Fund, within the meaning of Section 401(k)(3) of the Code.

4.14 ESOP Nondiscrimination Requirement Provision.  The employee stock ownership plan is subject to the limits of Sections 401(k) and (m) of the Code, as more fully described in Section 4.6 above.  To the extent required by the Code and regulations thereunder, the portion of the Plan that is intended to be an employee stock ownership plan under Section 4975(e) of the Code shall be considered separately from the portion of the Plan that is not intended to be an employee stock ownership plan under Section 4975(e) of the Code for purposes of applying the Plan’s nondiscrimination testing requirements.  However, it is expected that the provisions of Section 401(k) of the Code will be inapplicable to the portion of the Plan that is intended to be an employee stock ownership plan under Section 4975(e) of the Code, because no deferred salary contributions will be initially “paid” to the Company Stock ESOP Fund, within the meaning of Section 401(k)(3) of the Code.

ARTICLE V
ACCOUNTS AND VALUATION

5.1 Participant’s Accounts.  The Trustee shall establish and maintain the Trust Fund.  The Company has appointed a record keeper to establish and maintain Accounts in the name of each Participant. All contributions shall be allocated to each such Participant pursuant to the provisions of Section 5.3 hereof.

5.2 Valuation of Accounts.  An Account’s value is based on the fair market value of all investments less liabilities in the Account which are held in the Trust Fund.  The value of any securities constituting Company Stock as of any date shall be equal to:

(a)           In the case of securities listed on a national exchange: (i) for statement purposes, the closing price of such securities; (ii) for purchase and sale on the open market purposes, the price at which the securities may be purchased or sold; or (iii) for purposes of the initial valuation of Company common stock received from the Company in exchange for securities not listed on a national securities exchange, the average of the high and low prices of such securities for the Valuation Date on the New York Stock Exchange (or such national exchange as shall be designated by the Committee in the event a security is not traded on the New York Stock Exchange; for purposes of this Section 5.2(a), a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) shall be deemed to be a national exchange).

(b)           In the case of securities not listed on a national exchange, the fair market value as determined in good faith and in accordance with regulations prescribed by the Secretary of the Treasury.  Such fair market value shall be determined by an independent appraiser, pursuant to Section 401(a)(28)(C) of the Code.

Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media”), the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution.  Investment elections and changes pursuant to Section 5.3 shall be effective upon receipt of the funds by the Daily Pricing Media.  References elsewhere in the Plan to the investment of contributions “as of” a date other than that described in this Section shall apply only to the extent, if any, that assets of the Trust Fund are not invested in Daily Pricing Media.

5.3 Accounts and Investments.

(a)  Deferred Salary Account.  The Trustee as of each payroll period (or Plan Year in the case of Makeup Deferred Salary Contributions, as defined in Section 3.2(c) hereof) for which the Participant shall make deferred salary contributions, shall allocate to the Deferred Salary Account or USERRA Deferred Salary Account, as applicable, of such Participant, the contributions of that Participant for such payroll period (or Plan Year in the case of Makeup Deferred Salary Contributions).  Deferred Salary Accounts (including any USERRA Deferred Salary Accounts) will be invested in increments of 1% in Company Stock and/or any of the Investment Funds made available to Participants by the Committee, as the Participant may direct.  Except as provided elsewhere in this Section 5.3, if a Participant fails to direct the investment of assets in this Account, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.

(b)  Company Account.  The Employer will maintain the Company Account for Employer Contributions made prior to October 1, 1990. Company Accounts will be invested as directed by the Participant, in increments of 1% in Company Stock, any of the Investment Funds made available to the Participants by the Committee, and/or if vested a Participant Loan.  If a Participant fails to direct the investment of assets in this Account, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.

(c)  Voluntary Account.  Voluntary contributions will be held in the Voluntary Account.  Voluntary Accounts will be invested as directed by the Participant, in increments of 1% in Company Stock, any of the Investment Funds made available to the Participants by the Committee, and/or if vested a Participant Loan.  If a Participant fails to direct the investment of assets in this Account, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.  Voluntary contributions shall mean any after-tax employee contributions permitted under the Plan prior to July 1, 1987, any Excess Aggregate Contributions (as defined in Section 4.8 hereof), and any Makeup After-Tax Contributions made by an Eligible Employee returning from “qualified military service” (as described in Section 3.2(c) hereof).

(d)  Matching Account.  Matching contributions (including any matching contributions made pursuant to Section 3.2(c)(ii)) shall be held in the Matching Account or USERRA Matching Account as applicable.  The Matching Account and USERRA Matching Account will be invested in Company Stock or as directed by the Participant in increments of 1% in Company Stock, any of the investment funds made available to the Participants by the Committee, and/or if vested a Participant Loan.  If a Participant fails to direct the investment of funds in these Accounts, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.

(e)  Rollover Account.  Rollover contributions from another retirement plan maintained pursuant to Section 401(a) of the Code shall be held in the Rollover Account.  Rollover Accounts will be invested in increments of 1% in Company Stock, any Investment Funds made available to Participants by the Committee and/or a Participant Loan as the Participant may direct.  Except as provided elsewhere in this Section 5.3, if a Participant fails to direct the investment of assets in this Account, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.

(f)  TIP Account.  Accounts established under the TIP shall be known as TIP Accounts.  Participants’ TIP Accounts (TIP Company Account or TIP Employee Account) will be invested in increments of 1% in Company Stock, any Investment Funds made available to Participants by the Committee and/or a Participant Loan as the Participant may direct.  Except as provided elsewhere in this Section 5.3, if a Participant fails to direct the investment of assets in this Account, the undirected assets will be invested in the age appropriate Putman Retirement Ready Fund or any successor fund.

5.4 Valuation of the Trust Fund and Reports.  The Trustee as of each Valuation Date shall determine the net worth of the assets of the Trust Fund and report such value to the Committee in writing.  In determining such net worth, the Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date and shall deduct all expenses properly chargeable against the Trust Fund under the terms of this Plan.  The record keeper will specifically maintain separate records as to the total value of each Participant’s Accounts.  Within a reasonable period of time after the end of each calendar quarter, the record keeper shall notify each Participant of his total Account value as of the end of the calendar quarter which will include the employee’s contribution and the employer’s contribution, if any.

5.5 Election and Allocation of Cash Dividends on Company Stock.

(a)  Each Participant in the Company Stock ESOP Fund shall have a reasonable opportunity before a cash dividend is paid or distributed on shares of Company Stock to elect to have the dividend distributed to such Participant in cash or have the dividend invested in Company Stock and allocated to the applicable Account(s) as earnings pursuant to Section 5.3. Should an individual fail to make an election, such dividends shall be invested in Company Stock and allocated to the applicable Account as earnings under Section 5.3.  An individual shall also be given a reasonable opportunity each Plan Year to change his or her dividend election.

In the event more than one class of Company Stock is held by the Trust Fund, the distribution or allocation of cash dividends on Company Stock, pursuant to this Section, with respect to each class of Company Stock shall be carried out separately.

(b)  Stock dividends shall be allocated to the Company Stock ESOP Fund or distributed in cash in the manner described in this Section 5.5.

5.6 Diversification of Investments.  In the event the Committee restricts the investment diversification rights of Participants in the Plan, each Qualified Participant will, regardless of any restrictions the Committee may impose, retain the right to elect, within 90 days after the close of each Plan Year in the Qualified Election Period, to direct the investment of at least twenty-five percent (25%) (fifty percent (50%) in the case of an election year in which the Qualified Participant can make his last election) of such Qualified Participant’s Account, to the extent such portion exceeds the amount to which a prior election under this Section 5.6 applies.  The Plan will, at all times, offer at least three (3) investment options to each Qualified Participant making an election under this Section 5.6 and, within 90 days after the period during which the election may be made, the portion of the Qualified Participant’s Account covered by the election will be invested in accordance with such election.

ARTICLE VI
VESTING AND DISTRIBUTION OF BENEFITS

6.1 General Provisions.  Except as provided in Article VIII hereof, relating to termination of this Trust Fund, a Participant’s Accounts in the Trust Fund shall vest and shall be distributed as provided herein.

6.2 Vested Percentage in Accounts.  Effective July 1, 2006, a Participant is always 100% vested in his Accounts.  Prior to July 1, 2006, a Participant was always 100% vested in his Deferred Salary Account (including the USERRA Deferred Salary Account), Company Account, Voluntary Account, Rollover Account, the TIP Accounts and the portion of the Company Stock ESOP Fund relating the contributions other than Matching Contributions.  A Participant was also always 100% in any dividends declared on shares of Company Stock in his Company Stock ESOP Fund.  An Eligible Employee who was in the service of an Employer on September 30, 1990 and who elected to become a Participant in the Plan, has a fully vested interest in his Matching Account at all times.  In the case of any other Participant, such Participant’s interest in his Matching Account (including his USERRA Matching Account) and the portion of the Company Stock ESOP Fund relating to Matching Contributions, prior to July 1, 2006, was fully forfeitable until the earliest date occurring on or after the three year anniversary of the Participant’s Employment Date on which date the Participant is an Employee; provided, however, that in the case of a Participant who incurred a “period of severance” (as such term is defined in Department of Labor regulation Section 2530.200b-9) for a period of five or more years, service credited after the return to service could be disregarded in determining the forfeitable percentage of the Participant’s Account balance accumulated before the Period of Severance.

Notwithstanding anything in this Section 6.2 to the contrary, prior to July 1, 2006, a Participant’s interest in his Matching Account became fully vested on the earlier of:

(a)           His Normal Retirement Date, if he reached his Normal Retirement Date while in the service of the Company,

(b)           His Total and Permanent Disability, if he becomes Totally and Permanently Disabled while in the service of the Company, or

(c)           His death, if he dies while in the service of the Company.

Notwithstanding any other provision herein, prior to July 1, 2006, all Participants became fully vested in their Accounts hereunder upon the occurrence of a Change in Control (as defined in Section 12.2).

6.3 [Intentionally left blank]

6.4 Retirement.  Any Participant who while actively employed by the Company, shall attain the age of sixty five (65), shall become eligible to retire on his 65th birthday (“Normal Retirement Date”).  However, such Participant may postpone his retirement date, in which event such Participant shall continue to participate in the Plan in accordance with all terms and conditions specified herein; provided, however, that distributions under this Plan shall commence April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70½; or (b) the calendar year in which the Participant retires.  The Committee in accordance with the provisions of this Article VI shall direct the Trustee to distribute to such Participant the value of his vested Accounts as determined under the provisions of this Article VI.  Notwithstanding the preceding provisions of this Section 6.4, for a Participant who is a five percent (5%) owner within the meaning of Section 416(i) of the Code in the Plan Year period ending in the calendar year in which such individual attains age seventy and one-half (70½), distributions shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½).

6.5 Timing of Valuation of Participant’s Account.  In the event of retirement, Total and Permanent Disability, termination of employment, or withdrawal from the Plan, the value of a Participant’s Accounts shall be the value determined under Section 5.2 of all investments in the Participant’s Accounts as of the Valuation Date coincident with the date of liquidation of the underlying securities in a Participant’s Accounts.

6.6 Distribution Upon Withdrawal From the Plan During Employment.

A.           INSERVICE

(a)  Voluntary Account.  A Participant may withdraw all of the value of his Voluntary Account by filing a written notice with the Trustee.  In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 6 months, and all deferred salary contributions shall be suspended.  The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

(b)  Company Account.  A Participant may withdraw all of the value of his Company Account by filing a written notice with the Trustee; provided, however, that a Participant may not withdraw any Employer Contributions (or earnings thereon) which are treated as deferred salary contributions for purposes of satisfying the Actual Deferral Percentage test.  In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 6 months, and all deferred salary contributions shall be suspended.  The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

(c)  Matching Account.  After five (5) years of participation in the Plan (including participation in the DIP and the TESOP), a Participant may withdraw all of the vested balance of his Matching Account by filing a written notice with the Trustee.  Effective July 1, 2006, amounts contributed to a Participant’s Matching Account on and after July 1, 2006 shall not be distributed to the Participant as an inservice withdrawal under this Section 6.6A.  A Participant must file written notice with the Trustee in order to withdraw amounts from his Matching Account.  In this event, however, he shall be deemed to have suspended participation in the Plan for a period of six months, and all deferred salary contributions shall be suspended.  The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

(d)  Rollover Account.  A Participant may withdraw all of the value of his Rollover Account by filing written notice with the Trustee.  In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 6 months and all deferred salary contributions shall be suspended.  The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

(e)  TIP Company and Employee Accounts.  A Participant may withdraw all or a portion of his TIP Accounts by filing written notice with the Trustee.  The effective date of such notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

B.           HARDSHIP

(a)  Distribution Upon Hardship Withdrawals.  A Participant may withdraw (i) all or such portion of the value of his Deferred Salary Account and (ii) all or such portion of the value of his Matching Account attributable to contributions made before July 1, 2006, as may be required to satisfy a Financial Hardship (as defined below) for which other sources of payment are not reasonably available by filing a written notice with the Trustee.  The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

A distribution on account of Financial Hardship can only be made if the distribution is made to satisfy an immediate and heavy financial need of the employee and is necessary to meet such financial need.  As used herein the term “Financial Hardship” shall mean:  (i) expenses for “medical care” (as described in Section 213(d) of the Code) which are either (A) previously incurred by the Participant, the Participant’s spouse, children or any dependents (as defined in Section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant or (B) necessary for the foregoing persons to obtain medical care; (ii) the need for funds for the purchase of a principal residence of the Participant (excluding mortgage payments); (iii) payment of tuition and related educational fees for the next 12 months of post secondary education for the Participant or the Participant’s spouse, children or dependents (as defined above); (iv) the need for funds to prevent the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of the Participant’s principal residence; (v) effective January 1, 2006, payment for burial or funeral expenses for the Participant’s deceased parents, spouse, child, or dependant (as defined above); or (vi) effective January 1, 2006, expenses to repair damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

A distribution will be deemed to be necessary as a Financial Hardship withdrawal if all of the following requirements are met: (1) the distribution is not in excess of the amount needed to satisfy the Financial Hardship plus any amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from such payment; (2) the Participant has obtained all loans and distributions, other than hardship distributions, under all plans of the Company; and (3) in the case of a Participant who requests a distribution under this Section 6.6 within 30 days of a cash dividend distribution pursuant to Section 5.5, the Participant has elected to receive such cash dividend in cash.  In the event of a withdrawal from his Deferred Salary Account or the eligible portion of his Matching Account for purposes of satisfying a Financial Hardship, the Participant may not renew participation in this Plan for a period of six (6) months from the date of distribution of the withdrawal.

In the event of a withdrawal from his Deferred Salary Account, the Participant may not make deferred salary contributions during the calendar year immediately following the year of the hardship distribution which are in excess of the applicable limit under Section 402(g) of the Code for such next calendar year less the amount of such Participant’s deferred salary contributions for the year of the hardship distribution.

In no event shall any earnings on deferred salary contributions made after December 31, 1988, or any additional Employer Contributions made to ensure the limitations of Section 4.6 are met, be withdrawn under this Section.

(b)  Form of Distribution.  The Trustee shall distribute any proceeds due under Section 6.6(B)(a) above by single sum payment in cash.  Each Participant ’s account shall be valued in accordance with the provisions of Section 6.5.

6.7 Withdrawal From The Plan Because of Termination of Employment.  Unless otherwise provided in the Plan, in the case of benefits payable to any Participant whose service ends prior to his Normal Retirement Date, benefit payments will be made or begin as soon as practicable after the Valuation Date coincident with or immediately following the Participant’s Normal Retirement Date.  A Participant or Beneficiary shall receive a distribution from the Plan, as provided for herein, as soon as practicable after the earlier of:

(a)  the date the Participant’s participation in the Plan terminates, provided the Participant’s Account balance is under $5,000 (or equal to or less than $1,000 effective January 1, 2005) determined, prior to January 1, 2005, without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code; or

(b)  the date the Participant’s withdrawal election form is received by the Trustee, unless another date is indicated in the withdrawal form; or

(c)  unless the Participant elects otherwise, the latest of (i) the last day of the Plan Year in which the Participant attains age 65; (ii) the last day of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the last day of the Plan Year in which the Participant incurs a termination of employment;

and provided, however, that the Participant has not been employed or reemployed by a Participating Company prior to the date of payment of the distribution; and, provided further, however, that in applying Section 6.7(c), “as soon as practicable” shall not refer to a date later than 60 days after the close of the applicable Plan Year.  For purposes of this Section 6.7 the trust will be valued on the date provided in Section 6.7(a), (b) or (c).

(i)  Participation Ceases To Be Effective:  Upon a Participant’s retirement, Total and Permanent Disability, termination of employment or date of death, a Participant’s participation in the Plan shall cease to be effective as of his payroll termination date; in the event of death of the Participant, participation shall cease to be effective as of the first payroll date following the end of the quarter in which the trust is notified that death has occurred.  For purposes of this Section 6.7, a Participant will not be deemed to have terminated employment in the event of a change in such Participant’s employment status from a common law employee to a Leased Employee.

(ii)  Election:  The Participant or Beneficiary may elect, if applicable, one of the three following methods of payment to be used in distribution of such Participant’s Account.  An election consenting to an immediate distribution and specifying one of the methods of distribution, stated below, is required if a Participant’s vested Account exceeds $5,000 ($1,000, effective January 1, 2005) determined, prior to January 1, 2005, without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code, and he wishes to withdraw at any time before the later of age 70½ or his retirement as provided in Section 6.4.

The Trustee shall distribute to such Participant or his Beneficiary, as may be appropriate, the value of his vested Accounts; provided, however, in the event there are conflicting claims to a Participant’s Accounts or in the event the Committee, for any reason, shall be in doubt as to its right to direct payment of any amount to any Participant, Beneficiary or Beneficiaries, the Committee may direct the Trustee to hold the Participant’s Accounts, without liability for any interest thereon, until the rights thereto shall have been judicially determined or the Committee may direct the Trustee to pay such Account into a court of competent jurisdiction, such Accounts to be distributed by such court after a judicial determination of the rights thereto.

The alternative methods which may be used in payment of a Participant’s Accounts are:

(A)  Single sum payment in cash;

(B)  If a Participant’s vested Account exceeds $5,000, payment in monthly installments over any designated period of years, not to exceed ten (10) years (or the Participant’s  actuarial life expectancy, if lesser), with any unpaid balance at the date of Participant’s death to be payable in a single sum to the surviving Beneficiary or, if none, to his estate.  The amount of the installments shall be as determined under Section 6.5 so that the Participant’s Accounts in the Plan shall be reduced by the dollar value of any payments made.  The balance of Participant’s account shall remain as a part of the Trust Fund until full distribution is made; or

(C)  Distributions in Company Stock:

                            (1)  ESOP.  With respect to the Participant’s Company Stock ESOP Fund, a combination of a single sum payment in cash and shares of Company Stock. The maximum number of shares of
             Company  Stock shall be the number of shares of Company Stock (as defined under Section 1.7) represented by the value of the vested balance of the Participant’s Company Stock ESOP Fund reduced by any amounts diversified pursuant to

                      Section 5.6; provided that the value of any fractional shares shall be paid in cash.

                      (2)  Non-ESOP.  With respect to the Participant’s Accounts (excluding the portion of such
       Accounts constituting the Company Stock ESOP Fund), a combination of a single sum payment in cash and shares of Company Stock. The maximum number of shares of Company Stock to be received by the Participant shall be the number of shares allocated to such Participant’s vested Accounts (excluding the portion of such
       Accounts constituting the Company Stock ESOP Fund), if any.

       (3)    Protections and Rights.  No Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call (other than a call described in Section 409(1)(3) of the Code) or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.  The protections in this Section 6.7(b)(ii)(C)(3) shall continue to apply with respect to Company Stock purchased with the proceeds of an Exempt Loan notwithstanding the distribution of such Company Stock from the Plan or the cessation of the status of the Plan as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, provided that the provisions of this Section 6.7(b)(ii)(C)(3) shall not apply with respect to such Company Stock during any period of time during which such Company Stock is readily tradeable on an established securities market.

6.8 Date of Payment.  The payments due a Participant or Beneficiary under this Article VI shall be paid as soon as reasonably possible following the applicable Valuation Date.

6.9 Limitations on Timing.  Notwithstanding any other provision of the Plan to the contrary, distributions must occur at least as rapidly as required under this Section.

(a)  A Participant’s interest in the Plan shall be distributed or commence to be distributed to him no later than the Required Beginning Date based on the vested balance in his Accounts as of the Valuation Date coinciding with or immediately preceding the Required Beginning Date.

(b)  All distributions required under this Article VI shall be determined and made in accordance with the Treasury Regulations promulgated pursuant to Section 401(a)(9) of the Code including the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)-2

(c)  Except as provided in Section 6.9(f), as of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i)   a period certain not extending beyond the life expectancy of the Participant, or

(ii)   a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(d)  If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

(i)  Effective only for calendar years commencing prior to January 1, 2003, if a Participant’s interest is to be distributed over (A) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary or (B) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s Benefit by the Applicable Life Expectancy.

(ii)  The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s Benefit by the lesser of (A) the Applicable Life Expectancy or (B) effective only for calendar years commencing prior to January 1. 2003, if the Participant’s spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations.  Effective only for calendar years commencing prior to January 1, 2003, distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Section 6-9(d)(i) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

(iii)  The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date.  The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(e)  If a Participant dies after distribution of his or her benefit under the Plan has commenced, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(f)  If the Participant dies before distribution of his or her benefit commences, the Participant’s entire interest will be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death except to the extent that an election is made to receive the distribution in accordance with Paragraph (i) or (ii) below:

(i)  if any portion of the Participant’s interest is payable to a designated Beneficiary (effective January 1, 2003, the determination of who is the designated Beneficiary shall be made as of September 30 of the year following the year of the Participant’s death), distributions may be made in substantially equal installments over a period certain not greater than the Applicable Life Expectancy of the designated Beneficiary commencing no later than the December 31 of the calendar year following the calendar year of the Participant’s death;

(ii)  if the designated Beneficiary (effective January 1, 2003, the determination of who is the designated Beneficiary shall be made not later than September 30 of the year following the year of the Participant’s death) is the Participant’s surviving spouse, the date distributions are required to begin shall not be earlier than the December 31 of the calendar year in which the Participant would have attained age 70½, or, if later, the December 31 of the calendar year following the calendar year in which the Participant dies, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

If the Participant’s designated Beneficiary does not elect a method of distribution by the earlier of (A) the December 31 of the calendar year in which distributions would be required to begin under (i) or (ii) of this Section 6.9(f), or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant, the Participant’s entire interest will be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of the Participant’s death.

For purposes of this Section 6.9(f), any amount paid to a child of the Participant will be treated as if it had been payable to the surviving spouse if such amount will become payable to the surviving spouse when the child reaches the age of majority.

(g)  Effective only for calendar years commencing prior to January 1, 2003, for purposes of this Section 6.9, payments will be calculated by use of the return multiples specified in Treasury Regulation Section 1.72-9.  Life expectancy of a Participant, or his surviving spouse, or both, may be recalculated annually; provided, however, that if such Participant or his surviving spouse do not elect to have his or her life expectancy recalculated, it shall not be recalculated; provided further, in the case of any other designated Beneficiary, such life expectancy shall be calculated at the time payment first commences without further recalculation.

(h)  For purposes of this Section 6.9, the following terms shall have the following meanings:

(i)  “Applicable Life Expectancy” means the life expectancy (or joint and last survivor expectancy if applicable) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.  If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated.  The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.  Effective January 1, 2003, life expectancy calculated after the death of the Participant shall be determined by reference to the Single Life Table set forth in Treasury Regulation Section 1.401(a)(9)-9.  Effective January 1, 2003, life expectancy (or joint and last survivor expectancy if applicable) during the Participant’s lifetime shall be equal to the distribution period set forth in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9; provided, however, that if the Participant’s spouse is his sole designated Beneficiary and is more than 10 years younger than the Participant, joint and last survivor life expectancy shall be determined by reference to the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9.

(ii)  “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 6.9(f) above.

(iii)  “Participant’s Benefit” shall mean the Participant’s Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions or forfeitures allocated to the Accounts as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date; provided, however, that, effective only for calendar years commencing prior to January 1, 2003, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

(iv)  “Required Beginning Date” shall mean for Plan Years beginning after December 31, 1998, April 1 of the calendar year following the later of: (A) the calendar year in which the Participant attains age 70½ years; or (B) the calendar year in which the Participant retires.  For Plan Years beginning prior to January 1, 1999

“Required Beginning Date” shall mean for Plan Years beginning after December 31, 1988, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½).  For Plan Years beginning prior to January 1, 1989, “Required Beginning Date” shall mean April 1 of the calendar year following the later of: (1) the calendar year in which the Participant attains age seventy and one-half (70½), or (2) the calendar year in which the Participant retires.  Notwithstanding the preceding sentence, for a Participant who is a five percent (5%) owner within the meaning of Section 416(i) of the Code in the Plan Year ending in the calendar year in which such individual attains age seventy and one-half (70½), “Required Beginning Date” shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½).

(v)  Any Participant who attained age 70½ prior to January 1, 1999 who is a current Eligible Employee and is receiving payments under the Plan may elect to either continue to receive the amounts being provided under this Section or elect to cease receiving the amounts that would otherwise continue to be provided under this Section.  If a Participant shall fail to make an election then the payments being provided under this Section shall continue.

6.10 Loans to Participants.

(a)  In General.  In the sole discretion of the Committee, the Committee may make a bona fide loan to a Participant, in an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Company, does not exceed the lesser of $50,000 or fifty percent (50%) of the value of the Participant’s vested Accounts under the Plan.  The $50,000 limitation of this Section shall be reduced by the excess of the Participant’s highest outstanding loan, during the one-year period ending on the day before the date on which the loan was made, over the Participant’s current outstanding loan balance, including any defaulted loan and accrued interest, on the date of the loan.  A loan shall be made under such terms, security interest, and conditions as the Committee deems appropriate; provided, however, that all loans granted hereunder:

(i)  shall be available to all Participants who are actively employed by the Employer or who are parties in interest (as such term is defined in Section 3(14) of ERISA) on a reasonably equivalent basis;

(ii)  shall not be made available to Highly Compensated Employees, officers, directors and shareholders on a basis greater than the basis made available to other Participants;

(iii)  shall be made solely from the Participant’s Accounts;

(iv)  shall bear a reasonable rate of interest;

(v)  shall be adequately secured; and

(vi)  shall be made in accordance with and subject to all of the provisions of this Section.

(b)  Terms and Conditions of Loans.  In addition to the loan policy described in Section 6.10(c), all loans shall comply with the following terms and conditions:

(i)  An application for a loan by a Participant shall be made to the Trustee, whose action thereon shall be final.

(ii)  The period of repayment of any loan shall be six (6) months (or multiples thereof), but such period shall in no event exceed five (5) years from the effective date of the loan.  Repayments of any loan granted under the terms of this Section shall actually be made within such period, payments shall be made not less frequently than Participants’ scheduled payroll periods, and payment shall be made in level payments.

(iii)  Each loan shall bear interest at a rate to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.  The Committee shall not discriminate among Participants in the matter of interest rate, but loans granted at different times may bear different interest rates.

(iv)  Every Participant receiving a loan hereunder will receive a statement from the Trustee clearly reflecting the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charges.  The statement will provide all information required to meet applicable Truth In Lending laws.

(v)  The loan shall be treated as an investment of the Participant.  In his loan application each Participant may designate which of his Accounts shall be invested in the loan.  In the absence of a Participant designation, the loan proceeds shall be extracted equally from each Account that may be the subject of a loan pursuant to Section 6.10(a), to the extent vested amounts are available in such Account.  Each loan shall be reflected in the Account of the borrower and such loan note shall be held by the Plan until such time as the loan has been satisfied in full.  See Section 5.3 for investment of the loan payments.  In the event that a distribution is due to the Participant borrower, the unpaid loan balance, together with interest thereon, shall become due and payable and the Committee shall first satisfy any and all indebtedness from the Participant’s Account before making any payment to the Participant or the Beneficiary, if applicable.

(vi)  No loan shall be made for an amount less than five hundred dollars ($500).

(vii)  In addition to the limitations specified in Section 6.10(a), no loan shall exceed an amount such that principal and interest on such loan (together with principal and interest on any other loan outstanding to the Participant from this Plan or any other qualified defined contribution plan maintained by the Employer) can be fully amortized with respect to principal and interest over the term of such loan by means of a regular payroll period loan payment which does not exceed twenty five percent (25%) of the Participant’s regular payroll period earnings.

(viii)  No Participant shall have more than four loans outstanding from the Plan at any time.

(ix)  A Participant may prepay all of a loan at any time, without penalty for prepayment; provided that no more than two (2) partial prepayments can be made on a loan within any twelve (12) month period.

(x)      Notwithstanding the foregoing, the loan limitations contained in Section 6.10(b)(vii) and (viii) above shall not apply to any loan obtained by Participant under the Plan during the period commencing on April 1, 1996, and ending on March 31, 2001.

(c)  Loan Policy.  The Committee shall establish a nondiscriminatory loan policy that must be observed in making loans to Participants.  The loan policy must be a written document and must include:  (i) the identity of the persons or positions authorized to administer the Participant loan program; (ii) a procedure for applying for a loan; (iii) the criteria used in approving or denying a loan; (iv) the limitations, if any, on the types and amounts of loans available; (v) the procedures used in determining a reasonable fixed rate of interest; (vi) the types of collateral that may secure the loan; and (vii) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.

(d)  Loan Repayment Investments.  A Participant shall direct which of his Accounts will be used to fund a Participant Loan.  Repayment of Participant Loans originating after January 1, 1996 shall be invested proportionately into the Accounts used to fund said loan.

6.11 Distribution Limitations Applicable to Deferred Salary Contributions.  Notwithstanding any provisions to the contrary herein, no distribution shall be made of any deferred salary contributions or the earnings thereon prior to the earliest of the following:

(a)  The Employee’s retirement, death, Disability or separation from employment;

(b)  Termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or simplified employee pension);

(c)  The Employee’s financial hardship withdrawal under Section 6.6;

(d)  The sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; or

(e)  The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

Items (b), (d) and (e), above, apply only if the distribution is in the form of a single sum.  Items (d) and (e) above, apply only if the transferor corporation continues to maintain the Plan.

6.12 Right to Have Accounts Transferred.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit an “eligible distributee” election under this Section, an eligible distributee may elect, at the time and in the manner prescribed by the Committee, to have any part of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the eligible distributee in a “direct rollover.”  “Eligible rollover distribution” means any distribution of all or any part of the Account balances of the eligible distributee.  However, an eligible rollover distribution shall not include:  any installment payments from the Plan if paid for ten years or more; any distribution required to be distributed because of a Participant’s required beginning date; any hardship distribution as described in Section 401(k)(2)(B)(i)(IV) of the Code; and the part of any distribution that is not includible in gross income (determined without respect to the exclusion for net unrealized appreciation with respect to employer securities).  A portion of a distribution shall not fail to be an eligible rollover distribution solely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such after-tax portion may be transferable only to an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, or to a qualified deferred contribution plan described in Sections 401(a) or 403(a) of the Code that separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  “Eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity plan described in Section 403(b) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  An “eligible distributee” means an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order are eligible distributees with regard to the interest of the spouse or former spouse.  A “direct rollover” means a payment by the Plan to an eligible retirement plan specified by the eligible distributee.

6.13 Forfeitures.

(a)  Five Year Period of Severance.  If a former Participant incurs a “period of severance” (as such term is described in Department of Labor regulation Section 2530.200b-9) for a period of five or more years, then the Participant’s unvested Accounts shall be forfeited and allocated to all current Participants’ Accounts in the manner described in Section 6.13(e) as of the last day of the Plan Year in which the Participant incurred the five year period of severance.

(b)  Upon Termination of Service.  If a Participant is not entitled to a fully vested interest in his Accounts then the unvested portion of the Participant’s Accounts shall be forfeited and allocated in the manner described in Section 6.13(e) as of the last day of the Plan Year in which occurs the earlier of the distribution of the Participant’s vested Accounts or the day the Participant incurs a five year period of severance.

(c)  Reinstatement of Forfeitures.  If a Participant described in Section 6.13(b) returns to the service of an Employer and again becomes a Participant, and has not taken a distribution or restores any distribution previously taken, then the forfeited amount of the Participant’s Accounts will be restored if the Participant returns to the service of the Employer before he incurs a five year period of severance, provided that, if the Participant received a distribution from the Plan, the restoration of the distribution occurs no later than the date a five year period of severance would have occurred had the Participant not returned to service.

(d)  Restoration of Forfeited Amounts.  If any portion of a Participant’s benefit that was forfeited and reallocated must be subsequently restored, then to the extent possible, the amount to be restored shall be allocated to the Participant’s Accounts from current forfeitures.  If current forfeitures are insufficient, the Employer shall contribute in cash an amount sufficient enough when added to the current forfeitures to equal the required restored benefits.  Any amounts restored shall be invested according to Section 5.3(d), including the default investment provisions thereof.

(e)  Allocation of Forfeitures.  Forfeitures pursuant to Section 4.9 and this Section shall be calculated for each Plan Year.  All forfeitures for such Plan Year shall first be used to restore forfeited amounts under Section 6.13(d).  If any forfeitures remain, they shall be allocated as of the last day of each Plan Year, as Company matching contributions or effective for Plan Years beginning on or after January 1, 2005, they shall first be used to reduce Employer Contributions.

(f)  Method of Forfeiture.  If a portion of a Participant’s Accounts is forfeited, Company Stock in the Company Stock ESOP Fund must be forfeited only after other assets.  If interests in more than one class of Company Stock have been allocated to the Participant’s Company Stock ESOP Fund, then the Participant must be treated as forfeiting the same proportion of each such class.

6.14 Duty to Provide Forms and Proofs.  Each Participant, Retired Participant, Disabled Participant and Inactive Participant, and the Beneficiary of any such Participant shall be required to complete such administrative forms and furnish such proofs in such form as shall be deemed necessary or appropriate by the Committee for the purposes of administering this Plan.

6.15 Duty to Provide Mailing Address.  It shall be the duty of each Participant Retired Participant, Disabled Participant and Inactive Participant and the Beneficiary of any such Participant to keep on file with the Plan a correct mailing address.

6.16 Benefit Payments in the Event of Incapacity.  If the Committee finds that any Retired Participant or Disabled Participant, any Participant whose service with the Company terminates or any Beneficiary of any such Participant is unable to care for his affairs because of illness or injury or is a minor, any payment due may be made to the Spouse, child, brother, sister or parent of such Participant or Beneficiary, for his benefit, unless a prior claim shall have been made by a duly appointed guardian or other legal representative.

6.17 Unclaimed Amounts.  Unclaimed amounts shall consist of benefits to be paid to Participants or Beneficiaries but that cannot be distributed because of inability to locate the distributee after making a reasonable due diligence effort to do so.  Unclaimed amounts shall become Forfeitures and shall be applied in accordance with Section 6.13(e) of the Plan after the expiration of one year from the date as of which they were originally directed to be distributed.

In accordance with the foregoing, any such Forfeiture shall be and remain assets of the Plan, until paid or distributed in accordance with the provisions of the Plan, and in no event shall any such Forfeiture escheat to, or otherwise be paid to, any governmental unit under any escheat or unclaimed property law.  If the intended distributee of an unclaimed amount or his or her Beneficiary subsequently appears and files a claim for the forfeited benefit, it shall be restored, without adjustment for gains or losses after the date of forfeiture, in accordance with Section 6.13(d) of the Plan.

ARTICLE VII
TRUST AND TRUSTEE

7.1 Establishment and Acceptance of Trust.  The Trustee shall receive any contributions paid to it in cash, or such other property as shall be acceptable to the said Trustee.  All contributions so received, together with the income therefrom, which shall be known for purposes of this Agreement as the “Trust Fund”, shall be held, managed and administered in trust pursuant to the terms of this Agreement.  The Trustee hereby accepts the Trust created hereunder and agrees to perform the duties under this Agreement on its part to be performed.

7.2 Powers of the Trustee.  Except as otherwise provided in Section 7.9 and 7.10, the Trustee shall have all the powers granted by the terms of the Texas Trust Code as it now exists, or as it may be amended, and in addition thereto and not in modification or limitation thereof, the Trustee shall have the following powers:

(a)  To keep such portion of the Trust Fund in cash, to meet contemplated requisitions, as the Participant shall specify in written requests, and, in the Trustee’s discretion, to retain cash temporarily awaiting investment, without liability for interest thereon;

(b)     (i)           To hold or register securities or other property which may at any time be purchased for or held as investments of the Trust Fund in the name of the Trustee or in the name of its nominee (including any custodian employed by the Trustee, any nominee of such a custodian and any depository, clearing corporation or other similar system) or in such form that title will pass by delivery;

(ii)   To employ such agents, consultants, custodians, depositories, advisors, and legal counsel as may be reasonably necessary or desirable in the Trustee’s judgment in managing and protecting the Trust Fund and subject to the provisions of Section 7.5, to pay them reasonable compensation out of the Trust Fund;

(iii)   To transfer any assets of the Trust to a custodian or sub-custodian employed by the Trustee;

(c)        To sell, redeem, exchange, convey, transfer, pledge, invest and reinvest or otherwise dispose of any securities, investments or other property held by it, when directed by the Participants, Participant’s beneficiary or by the Committee, by private contract or at public auction, and for such purposes the Trustee may execute such instruments and writings and so such things as it shall deem proper;

(d)        With respect to securities (other than Company Stock which is described in Section 7.9) and to the extent that the Plan provides or the Trustee receives direction from the Committee, a Participant, a Beneficiary or an Investment Manager who may be appointed pursuant to Section 7.10, to vote upon any stocks, bonds, or other securities of any corporation, association or trust at any time, or otherwise consent to or request any action on the part of such corporation, association or trust; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options; to make any payments incidental thereto; to oppose or consent to or otherwise participate in, corporate reorganization, recapitalization, consolidation, merger or similar transactions with respect to such corporate securities, or other change affecting corporate securities; to deposit such securities or stock in any voting trust, or with any protective or like committee or with a trustee, or with depositories designated thereby; to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held as a part of the Trust Fund; provided, however, unless otherwise directed, the Trustee will not vote such securities or stock as to which it receives no written directions;

(e)  When directed by the Committee, to borrow money from any lender, including itself, and to mortgage or pledge assets of the Trust Fund as security for the repayment thereof;

(f)       When directed by the Committee, to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, or to commence or defend suits or legal or administrative proceedings; provided, however, the Trustee shall have no obligation to take any legal action for the benefit of the Trust Fund unless it shall have been first indemnified for all expenses in connection therewith, including reasonable attorney’s fees;

(g)       To enter into any contracts with responsible insurance companies to provide for the payment of all or any part of the benefits provided under the Plan, and to disburse under any such contracts any funds held by it;

(h)       To make payments from the Trust in accordance with the written instructions of Participants. All payments made to Participants will be to the last address recorded in the Plan’s records as maintained by the record keeper;

(i)        To make execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers granted herein;

(j)        Upon express direction by the Committee, to transfer assets of the Trust to itself as Trustee or to any other trustee of any trust which has been qualified under Section 401(a) of the Code and is exempt from tax under Section 501(a) of the Code, and which is maintained by it or such other trustee as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit trusts, in which event such trust shall be deemed to be a part of the Plan, and to withdraw any assets of the Trust so transferred;

(k)       To lend to Plan Participants amounts of money upon such terms and conditions, as the Plan may direct, in accordance with the provisions of the Plan, the Participant Loan Policy Statement and the Loan Program, as applicable;

(l)         To delegate to RadioShack and/or the Committee by agreement in writing, such ministerial and limited discretionary duties as may be agreed upon, including but not limited to the maintenance of records of Accounts of Participants and the quarterly determination of value of each Participant’s Account; and

(m)       To do all other acts in its judgment which are legal, necessary and desirable for the proper administration of the Trust, in accordance with the provisions of the Plan, although the power to do such acts is not specifically set forth herein.

The powers granted to the Trustee under this Section 7.2 shall be exercised by the Trustee; however, the Committee may at any time and from time to time, by written direction to the Trustee, require the Trustee to obtain the written approval of the Committee before exercising any such powers.  Any such direction may be of a continuing nature or otherwise, and may be revoked in writing by the Committee at any time.  Neither the Trustee nor any other person shall be under any duty to question any such direction of the Committee, and the Trustee shall as promptly as possible comply with any directions given by the Committee hereunder. The Trustee shall not be responsible for any loss which may result from the failure or refusal of the Committee to give any such required approval.

7.3 Investment of the Trust Fund.  The Plan and Trust are intended to invest in qualifying employer securities as defined in Section 407(d)(5) of the ERISA, and shall be construed to permit investment of up to 100% of the Trust Fund in such securities.  Therefore to the extent directed by the Committee or the Participants (whichever is applicable), the Trustee may invest all or substantially all of the assets of the Trust Fund in Company Stock; provided, however, that the Committee may, by written instructions to the Trustee, direct it to invest any cash held by the Trust for the purposes and needs of this Plan and Trust in short-term securities issued by the United States of America or any agency or instrumentality thereof or in any other short-term or money market funds, as are approved by the Committee.

The Committee from time to time may direct the Trustee to establish one or more separate investment accounts within the Trust, each separate account being hereinafter referred to as an “Investment Fund”.  The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust as each Participant directs in accordance with the specific provisions of the Plan and in the manner provided in the Administrative Services Agreement between RadioShack and the the recordkeeper.  The Trustee shall invest and reinvest the assets which have been allocated to an Investment Fund in accordance with the Participants’ instructions, unless such Investment Fund is otherwise restricted by RadioShack or the Committee to be invested solely in Company Stock; provided, however that neither RadioShack nor the Committee may restrict the investment election of a Qualified Participant in any manner that is contrary to the provisions of Section 5.6 of this Plan.  The Trustee is under no duty to review the investment decisions of the Participants as regards to any Investment Fund.

7.4 Payments from the Fund.  The Trustee may from time to time, on the written direction of a Participant, Alternate Payee or a Participant’s beneficiary, make payments out of the Trust Fund, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Participant, Alternate

Payee or a Participant’s beneficiary, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund.   Payments by the Trustee may be made by its check to the order of the Participant, the Participant’s designated rollover institution or Beneficiary and mailed to the Participant, the Participant’s designated rollover institution or Beneficiary at the address last furnished to the Trustee.  The Trustee shall have no responsibility to ascertain that the direction to make payments from the Trust Fund complies with the terms of the Plan or of any applicable law or the direction’s effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.  The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust Fund in the Participant or Beneficiary’s Account at the time of the disbursement.  The Trustee shall not be responsible in any way for the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

7.5 Fees and Expenses of the Trustee.  The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by RadioShack and the Trustee.  All fees and expenses of the Trust shall be paid as provided in writing between RadioShack and the Trustee.

7.6 Accounting.  The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder.

Within a reasonable time after the close of the Plan Year and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Plan, the Trustee shall render a complete accounting for the Plan Year preceding or then ended, as the case may be, to a firm of independent public accountants to be selected by RadioShack.  Such accountants shall have full authority to examine the Trustee’s records and accounts relating to the Plan and to submit written reports thereon to RadioShack.

Within a reasonable time after the close of the taxable year of the Trust, which is hereby established to end on December 31 each year, and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Trust, the Trustee shall render a complete accounting for the Taxable Year preceding or then ended, as the case may be, to RadioShack or to a firm of independent public accountants to be selected by RadioShack.  Such accountants shall have full authority to examine the Trustee’s records and accounts relating to the Trust and to submit written reports thereon to RadioShack.

Within a reasonable time after the close of the Plan Year, the Trustee shall cause to be transmitted to each Participant, in such form as the Trustee shall determine subject to the Committee’s approval, a statement setting forth the interest of each such Participant in the Plan.  Such statement shall be deemed correct unless written notice to the contrary shall be delivered to the Trustee by a Participant within thirty (30) days following the mailing or delivery of such statement to the Participant.

Reports relating to the Trustee’s accounts prepared by independent accountants selected by RadioShack shall be maintained at the principal office of RadioShack and shall be available for inspection by interested persons hereunder.  Subject to applicable law and to the right of a Participant to challenge the correctness of an annual statement submitted to him by the Trustee, the approval by the independent accountants of the Trustee’s account shall constitute a complete release and discharge of the Trustee from any liability in respect to any act or transaction reflected in the Trustee’s accounts.  In the absence of the filing in writing with the Trustee by the Committee or a Participant of exceptions or objections to any such account within one year after the receipt thereof, the Committee shall be deemed to have approved such account; and in such case, or upon the written approval of the Committee of any such account, the Trustee, to the extent permitted by applicable law, shall be released, relieved and discharged with respect to all matters and things set forth in such account.  The foregoing provisions notwithstanding, no person other than RadioShack or the Committee may require an accounting or the furnishing of a statement or bring an action against the Trustee with respect to the trust created hereby or its actions as Trustee.

The Committee shall arrange for each Investment Manager who may be appointed pursuant to Section 7.10 and each insurance company issuing contracts held by the Trustee pursuant to Section 7.11 to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Section 7.6 and the Trustee shall be fully protected in relying on such valuations and reports.

Notwithstanding any of the foregoing provisions, the Trustee shall not be liable for any failure to submit an account or statement in timely fashion where its failure to act is based on the omission of RadioShack to name a firm of independent accountants to whom such accounting is to be rendered or is based on the failure of either RadioShack or the Committee to supply information to the Trustee necessary to the completion of the accounting or of the statement.  In any proceeding instituted by the Trustee, RadioShack or the Committee or all of them with respect to any account of the Trustee, only RadioShack, the Committee and the Trustee shall be necessary parties.

7.7 Direction by RadioShack or the Committee and Authorization to Protect the Trustee.  Any action by RadioShack pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of any person authorized by the said Board of Directors to take such written instrument or resolution so certified to it.  All orders, requests and instructions of the Committee shall be in writing, signed by at least two members of the Committee, unless the Committee has directed otherwise in accordance with Section 2.4, and the Trustee may act and shall be fully protected in so acting in accordance with such orders, requests and instructions.  Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of RadioShack or the Committee, such direction or determination shall be sufficient protection to the Trustee if contained in writing and signed by the persons authorized to execute such documents on behalf of RadioShack or the Committee, as the case may be, pursuant to the Plan.  Subject to applicable law, the Trustee shall not be liable for any loss to or diminution of the Trust Fund except when the same may be due to its negligence, willful misconduct or bad faith, and the Trustee shall in no event have any responsibility for the properties except those actually received by it.

7.8 Removal and Resignation; Successor Trustee.  The Trustee may be removed by RadioShack at any time upon ninety (90) days’ notice in writing to the Trustee and Committee.  The Trustee may resign at any time upon ninety (90) days’ notice in writing to RadioShack and to the Committee.  Upon such removal or resignation of the Trustee, RadioShack shall appoint a successor trustee, which shall be a bank or trust company having combined capital and surplus of not less than Twenty Five Million Dollars ($25,000,000.00), which shall have the same powers and duties as those conferred upon the Trustee hereunder.  Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust Fund.  The Trustee is authorized, however, to reserve such sum of money, as it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such  reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

7.9 Voting and Exercise of Other Rights.

(a)   Tender Offer.

(i)   Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Section shall apply in the event any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase, or solicits an offer to sell to such Person, one percent or more of the outstanding Company Stock (hereinafter referred to as a “Tender Offer”).

(ii)   The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section.  Upon commencement of a Tender Offer, RadioShack shall notify the Trustee, and the Trustee, unless otherwise agreed to in writing by RadioShack, shall notify each Participant or Beneficiary holding Company Stock in an Account of such Tender Offer and use its best efforts to timely distribute or cause to be distributed to each Participant or Beneficiary all information, documents, and other materials, provided by RadioShack at its expense, which are distributed to shareholders of RadioShack with respect to the Tender Offer.  Each Participant or Beneficiary shall be entitled to direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to such Participant’s or Beneficiary’s Accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section.  Such a Participant or Beneficiary shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the tender of such shares of Company Stock which are allocated to the Accounts of the Participant or Beneficiary.  Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering directions by each

Participant or Beneficiary, and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being the intent to provide that the Company and its directors, officers, employees and agents cannot determine the tendering directions given by any Participant or Beneficiary.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

(iii)     A Participant or Beneficiary who has directed the Trustee to tender or exchange Company Stock may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee (the “Withdrawal Date”), instruct the Trustee to withdraw, and the Trustee shall withdraw, such Company Stock from the tender or exchange offer prior to the Withdrawal Date.  A Participant or Beneficiary shall not be limited, except as to the terms of the offer, as to the number of instructions to tender or exchange or withdraw which a Participant or Beneficiary may give to the Trustee.

(iv)     The Trustee shall sell, offer to sell, exchange or otherwise dispose of the shares of Company Stock allocated to a Participant’s or Beneficiary’s Accounts with respect to which it has received directions from the Participant or Beneficiary to do so under this Section and which have not been withdrawn.  The proceeds of a disposition directed by a Participant or Beneficiary shall be allocated to such Participant’s or Beneficiary’s Accounts in proportion to the number of shares of Company Stock from such Accounts which the Participant or Beneficiary instructed the Trustee to sell, exchange or otherwise dispose of.  Section 5.3 of the Plan provides for additional investment requirements.  Provided that the Plan provides no direction, and pending receipt of directions from a Participant, Alternate Payee or Beneficiary as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Committee shall direct.

(v)     To the extent to which Participants or Beneficiaries do not instruct the Trustee, or do not issue valid directions to the Trustee, to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to their Accounts, such Participants or Beneficiaries shall be deemed to have directed the Trustee that their respective Accounts remain invested in Company Stock subject to all provisions of the Plan.

(vi)     Unless otherwise authorized by the Code or the rules, opinions or regulations thereunder, following the completion of a Tender Offer, the Committee shall direct the substitution of new Company Stock for Company Stock or for the proceeds of any disposition of Company Stock to the extent provided in the Plan; provided, however, that any such substitute Company Stock must be publicly traded securities.

(b)  Voting of Stock by Participants or Beneficiaries.  Notwithstanding any provision contained in the Plan to the contrary:

(i)     Each Participant or Beneficiary who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote shares of Company Stock or other securities allocated to such Participant’s or Beneficiary’s Accounts in accordance with this Section. In order to implement these voting directions, RadioShack or the Trustee shall provide or cause to be provided each Participant or Beneficiary with proxy solicitation materials or other notices or information statements which are distributed to RadioShack shareholders, together with a form requesting confidential instructions as to the manner in which shares of Company Stock allocated to the Participant’s or Beneficiary’s Accounts are to be voted. Each Participant or Beneficiary shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such shares of Company Stock which are allocated to the Accounts of the Participant or Beneficiary.  Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting by such Participant or Beneficiary, and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being the intent to provide that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant or Beneficiary.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

(ii)    The Trustee shall vote all shares of Company Stock, as defined in Section 1.7, which are allocated to Participants’ or Beneficiaries’ Company Stock ESOP Fund for which it does not receive timely or valid voting instructions, in the same proportion as shares of Company Stock, as defined in Section 1.7 which are allocated to Participant’s and Beneficiaries’ Company Stock ESOP Fund under the Plan for which it does receive timely and valid voting instructions.

(c)   Participants, Etc.  For purposes of this Section, the term “Participant” shall include any Participant, Inactive Participant, former Participant or Retired Participant.

(d)   Purchases and Sales of Company Stock.  To implement transactions regarding investments in Company Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Company Stock on the open market, as the case may be, as soon as practicable following the date and time of receipt by the Trustee of all funds, documents and/or information necessary from RadioShack, a third party, Alternate Payee, Participant or Beneficiary, as applicable, to effect such purchase or sale.  The Trustee shall purchase and sell Company Stock on the open market consistent with its fiduciary responsibilities but in accordance with written procedures established between the Trustee and the Company.  The Trustee may accumulate all like purchases into one or more batches and may accumulate all like sales as a result of receiving instructions for distributions, redemptions and exchanges out of Company Stock into one or more batches, but shall not be required to do so.

The Trustee may purchase or sell Company Stock from or to RadioShack if the purchase or sale is for no more than adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged.  To the extent that Company contributions under the Plan are to be invested in Company Stock, RadioShack may transfer Company Stock to the Trustee in lieu of cash.  The number of shares to be transferred shall be determined by dividing the amount of the contribution by the closing price of Company Stock on the New York Stock Exchange on the trading day as of which the contribution is made.

The Trustee and RadioShack may, in separate written procedures, agree upon such prescribed dates for purchases of Company Stock by RadioShack, and sales of Company Stock to RadioShack, and upon such rules and conventions in connection with the purchase and sales of Company Stock as they may find mutually acceptable.

(e)    Securities Law Reports

.  RadioShack shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust’s ownership of Company Stock, including without limitation, any reports required under Sections 13 or 16 of the 1934 Act, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Company Stock pending the filing of any report.  The Trustee shall provide to RadioShack such information on the Trust’s ownership of Company Stock as RadioShack may reasonably request in order to comply with federal or state securities laws.

7.10 Appointment of Investment Managers.  The Committee from time to time may appoint one or more Investment Managers (as that term is defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any portion or portions of the Trust.  The Committee may enter into such agreements setting forth the terms and conditions of any such appointment as it determines to be appropriate.  The Committee shall retain the right to remove and discharge any Investment Manager.  The compensation of such Investment Managers shall be an expense payable by RadioShack.  The Committee shall notify the Trustee of the appointment of any Investment Manager by delivering to the Trustee an executed copy of the agreement under which such Investment Manager was appointed together with a written acknowledgment by such Investment Manager that it is:

(a)           a fiduciary with respect to the Plan,

(b)           bonded as required by ERISA, and

(c)           either

(i)    registered as an investment advisor under the Investment Advisers Act of 1940, or

(ii)   a bank as defined in said Act, or

(iii)  an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

The Trustee shall be entitled to rely upon such notice until such time as the Committee shall notify and direct the Trustee in writing that another Investment Manager has been appointed, or in the alternative, that the Investment Manager has been removed.  In each case where an Investment Manager is appointed, the Committee shall determine the assets of the Trust to be allocated to the Investment Manager from time to time and shall issue appropriate instructions to the Trustee with respect thereto.  The Trustee shall carry out the written instructions of any Investment Manager with respect to the management and investment of the assets then under control of such Investment Manager and shall not incur any liability on account of its compliance with such instructions.  Purchase and sale orders may be placed without the intervention of the Trustee and, in such event, the Trustee’s sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction.  The Trustee shall not incur any liability on account of its failure to exercise any of the powers delegated to any Investment Manager because of the failure of such Investment Manager to give instructions for the management of the assets under the control of such Investment Manager.  The Trustee shall be under no duty to question any Investment Manager, nor to review any securities or other property acquired or retained at the direction of any Investment Manager, nor to make any suggestions to any Investment Manager in connection therewith.  The Trustee shall have no obligation to vote upon any securities over which the Investment Manager has investment management control unless the Trustee is instructed in writing by the Investment Manager as to the voting of such securities within a reasonable time before the time for voting thereof expires.

Each Investment Manager shall have the authority to exercise all the powers of the Trustee hereunder with respect to assets under its control but only to the extent that such powers relate to the investment of such assets.

7.11 Insurance Contracts.  If provided in the Administrative Services Agreement, the Committee may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts (“policies” or “contracts”) issued by an insurance company and in a form approved by the Committee (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts (“Financial Agreements”).  If such investments are to be made, the Committee shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or Financial Agreements under the method of valuation selected by the Committee, and to record or report such values to the Committee or any investment manager selected by the Committee, in the form and manner agreed to by the Committee.

The Committee may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or Financial Agreement, and the Trustee shall exercise such powers only upon direction of the Committee.  The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or Financial Agreement or any asset held thereunder.  The Trustee shall be under no duty to question any direction of the Committee or to review the form of any such policy, contract or Financial Agreement or the selection of the issuer thereof, or to make recommendations to the Committee or to any issuer with respect to the form of any policy, contract or Financial Agreement.

The Trustee shall be fully protected in acting in accordance with written directions of the Committee, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Committee, or by reason of inaction in the absence of written directions from the Committee.  In the event that the Committee directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

7.12 Payment of Taxes.  The Trustee may pay out of the Trust Fund (or the appropriate Investment Fund or Funds) any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust Fund or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments.  The Trustee may assume that any taxes assessed on or in respect of the Trust Fund or its income are lawfully assessed unless, after giving the Committee 30 days written notice of such assessment, the Committee shall in writing advise the Trustee that it believes such taxes may be unlawfully assessed.  In the event that the Committee shall so advise the Trustee, the Trustee will, if so requested in writing by the Committee, contest the validity of such taxes in any manner deemed appropriate by RadioShack but at the expense of the Trust Fund; or RadioShack may contest the validity of any such taxes at the expense of the Trust Fund and in the name and on behalf of the Trustee; and the Trustee agrees to execute all documents, instruments, claims and petitions necessary or advisable in the opinion of RadioShack for the refund, abatement, reduction or elimination of any such taxes.  At the direction of the Committee, the Trustee shall collect all income tax to be withheld from Participant distributions and shall report and pay over such taxes to the Internal Revenue Service and/or any state or local equivalent, except for payments made directly by an insurer to a Participant or Participant’s beneficiary under an annuity or insurance contract, if applicable.

7.13 Indemnification. RadioShack agrees to indemnify and hold the Trustee harmless from any loss, damage, liability, claim, cost and expense (including reasonable and necessary legal fees) which the Trustee may incur due to RadioShack’s breach of this Agreement or the negligent act or omission or willful misconduct by RadioShack including without limitation, any violation by RadioShack of the terms of the Plan, ERISA or any applicable federal and state laws, the Trustee’s reliance in good faith on any information or directions provided by RadioShack, the Committee, an Investment Manager appointed by RadioShack pursuant to Section 7.10, or any other trustee, record-keeper or third party designated by RadioShack to represent the Plan, or any Participant or Beneficiary, or the Trustee’s making benefit payments based on fraudulent or unauthorized instructions received from a person from whom the Trustee is authorized to take direction, except to the extent any such loss, damage, liability, claim, cost or expense arises from the Trustee’s breach of this Agreement or the Trustee’s negligent act or omission, willful misconduct or bad faith.  Any waiver by the Trustee of a signature guarantee requirement relating to the assets of the Trust will not be construed as a breach of this Agreement, negligence, willful misconduct or bad faith by the Trustee.

The Trustee will indemnify and hold RadioShack harmless from and against any and all loss, damage, liability, claim, cost and expense (including reasonable and necessary legal fees) which RadioShack may incur due to the Trustee’s breach of this Agreement, or the negligent act or omission or willful misconduct or acts done in bad faith by the Trustee including, without limitation, any violation by the Trustee of the terms of the Plan, ERISA, or any applicable federal law or the Texas Trust Code except to the extent that the Trustee has acted in good faith, without willful misconduct and without negligence, on the direction of RadioShack, the Committee, an Investment Manager appointed by RadioShack under Section 7.10, or any other trustee, record-keeper or third party designated by RadioShack to represent the Plan, or any Participant or Beneficiary or RadioShack’s reliance on inaccurate information the Trustee (or any agent which the Trustee has appointed to represent the Plan) has provided to RadioShack, and except to the extent any such loss, damage, liability, claim, cost or expense is due to RadioShack’s breach of this Agreement, negligent act or omission, willful misconduct or bad faith.

7.14 Notice of Agreement.  No person dealing with the Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the monies, securities and other property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of monies, securities or other property paid or delivered to the Trustee.

ARTICLE VIII
AMENDMENT AND TERMINATION

8.1 Amendment.  RadioShack shall have the right at any time, and from time to time:  (a) to amend this Agreement in such manner as it may deem necessary or advisable in order to qualify this Agreement and the Trust created hereby under the applicable provisions of the Code, and any such amendment by its terms may be retroactive; and (b) to amend this Agreement in any other manner.  However, except as otherwise permitted or required by law, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates, no such amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Company, no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee’s written consent, and no such amendment shall reduce benefits accrued to Participant’s Accounts or reduce a Participant’s vested percentage in his accounts.  Any such amendment shall become effective upon delivery of a written instrument, executed by order of RadioShack’s Board of Directors, to the Trustee and the endorsement of the Trustee of its written consent thereto.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit.  The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For this purpose, a single-sum distribution form is otherwise identical in all respects to the eliminated or restricted optional form benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payment after commencement.

8.2 Termination.  RadioShack has established the Plan in the expectation and with the confidence that it will continue in effect indefinitely.  However, due to the vicissitudes of general economic and business conditions which may affect RadioShack’s ability so to continue the Plan, it must, and does hereby, reserve the right to terminate the Plan in whole or in part at any time.  Such termination shall be effected by delivery to the Trustee and the Committee of written notice of such action by RadioShack.

Upon termination or partial termination of the Plan, or upon complete discontinuance of employer contributions, the Accounts of the Participant shall be non forfeitable.  Upon termination of the Plan and Trust without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or simplified employee pension) and the merger or consolidation of this Plan’s assets therewith as provided in Section 10.5, the Committee shall direct the Trustee to distribute all assets remaining in the Trust Fund, after payment of any expenses properly chargeable against the said Trust Fund, to the Participants in accordance with the amount credited to the Accounts of such Participants as of the date of such termination, in cash or in kind and in such manner as the Committee shall determine. In the event the Trustee makes a distribution in kind, pursuant to instructions of the Committee, the assets so distributed shall be valued for the purposes of such distribution at their fair market value at the date of such distribution.  The Committee’s determination shall be conclusive upon all persons.

Upon the happening of any event, the enactment of any law, and issuance of any rule, regulation, direction, command, demand, or order of any court, administrative, regulative or other agency, or of any group, or organization, or any individual on behalf of same, which in any way or manner, or to any extent whatsoever, impairs or prevents the free exercise of the uncontrolled discretion of the Board of Directors of RadioShack in connection with terminating this Agreement and the Trust hereby created, then and in any such event, such Agreement and Trust shall thereupon, ipso facto, be terminated.

ARTICLE IX
MISCELLANEOUS

9.1 Notices and Forms.  All notices, applications, designations, forms and other communications required or provided for hereunder shall, unless otherwise directed by the Committee, be in writing and shall be executed at the time, in the manner and form prescribed by the Committee, and if directed to RadioShack or the Committee shall be mailed by first class mail to the Employee Benefits office and shall be deemed given when received, and if directed to the Trustee, shall be mailed by first class mail and delivered to the Trustee and shall be deemed to have been given when received by the Trustee.

9.2 Plan Not an Employment Contract.  The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company and any employee or Participant or to be a consideration for or an inducement to or condition of employment of any person.  Nothing herein contained shall be construed to give any employee or Participant the right to be retained in the employment of the Company or to interfere with the right of the Company to terminate the employment of an employee or Participant at any time.

9.3 Non Assignability.  It is a condition of this Plan, and the rights of each Participant shall be subject thereto, that, except as may be required by (a) a court of competent jurisdiction or the Department of Labor if a Participant who is a fiduciary of the Plan has violated certain fiduciary duties mandated by ERISA or (b) Section 401(a)(13) of the Code or Section 206(d) of ERISA, no right or interest of any Participant in and to the Trust Fund shall be voluntarily assigned, pledged or hypothecated in whole or in part, and neither the Company, the Committee, nor the Trustee need give any effect to any purported assignment filed with them or of which they have notice.

9.4 Qualified Domestic Relations Order.  In the event a “domestic relations order” (“Court Order”), as defined in Section 414(p)(1)(B) of the Code, is received by the Plan assigning all or a portion of a Participant’s account to an alternate payee and the Committee determines the Court Order complies with Section 414(p) of the Code, the Account of the Participant will be divided among the Participant and the Alternate Payee(s) in accordance with the provisions of the Court Order.  The Alternate Payee(s) Account(s) will be distributed in accordance with the provisions of Article VI of the Plan.

For purpose of distribution, the Alternate Payee(s) designated by the Court Order (if not employed by the Company) will be considered terminated from employment effective the date the Court Order is determined by the Committee to be a qualified domestic relations  order pursuant to said Section 414(p) of the Code.

9.5 Immunity from Liability.  No director, officer, or employee of the Company shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his personal willful misconduct or gross negligence.

RadioShack intends, as a matter of accommodation, to assist both the Trustee and the Participants in the delivery of forms, statements, applications, records, notices, remittances, and other documents required or provided for under this Agreement, and in so doing will endeavor in good faith to exercise ordinary diligence, but in no event shall the Company be liable for any failure on its part or the part of its officers, directors or employees for any failure so to act.

9.6 Multiple Copies.  This Agreement may be executed in any number of counterparts, each of which shall be deemed the original.

9.7 Gender and Number.  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender, in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, in all cases where they would so apply.

9.8 Construction of Agreement.  This Agreement shall be construed according to the laws of the State of Texas.

9.9 Claims Procedures.  Claims for benefits under the Plan shall be governed by the claims procedures maintained by the Company in compliance with Section 503 of ERISA and made available to Participants.

9.10 Exempt Loans.

(a)  Trust May Incur Loan.  The Committee may direct the Trustee to incur a loan on behalf of the Trust Fund in a manner and under conditions which will cause the loan to be an Exempt Loan.  The proceeds of each Exempt Loan shall be used, within a reasonable time after the loan is obtained, to purchase Company Stock or to repay the Exempt Loan or any prior Exempt Loan.  Any Exempt Loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Trust Fund.  Any Exempt Loan shall be secured solely by shares of Company Stock acquired with the proceeds of the Exempt Loan and shares of Company Stock used as collateral for a prior Exempt Loan.  Company Stock acquired with the proceeds of an Exempt Loan (whether or not pledged as collateral) shall be placed in a Suspense Account and released from the Suspense Account in the manner specified in Subsection (b) as the Exempt Loan is repaid.  Company Stock released from the Suspense Account shall be allocated to the Company Stock ESOP Fund (as described in Section 4.12) for each Participant and Beneficiary.   No person entitled to payment under an Exempt Loan shall have recourse against any assets of the Trust Fund other than the Company Stock used as collateral for the Exempt Loan, Employer Contributions of cash that are available to meet the obligations of the Exempt Loan, and earnings attributable to the Company Stock used as collateral.  Employer Contributions made with respect to any Plan Year during which an Exempt Loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the Exempt Loan, unless otherwise provided by the Committee at the time the Employer Contributions are made.  In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of the default.  If the lender is a disqualified person (as defined in Section 4975 of the Code, a loan must provide for the transfer of Plan assets upon default only up to and to the extent of the failure of the Plan to meet the payment schedule of the loan.

        (b)  Release of Company Stock.  Any pledge of Company Stock under this Section shall provide for the release of shares pledged as collateral for an Exempt Loan upon the payment of any portion of the principal and/or interest on the Exempt Loan.  Each Plan Year, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for such Plan Year, multiplied by a fraction, the numerator of which is the amount of principal paid on the Exempt Loan for the Plan Year, and the denominator of which is the sum of the numerator and the principal to be paid on the Exempt Loan for all future Plan Years, determined in accordance with Treasury Regulations section 54.4975-7.  At the option of RadioShack, interest paid and to be paid on the Exempt Loan may be included in the numerator and denominator of the fraction.  In the event shares of more than one class of Company Stock are pledged as collateral for an Exempt Loan, the fraction described in this Subsection shall be applied uniformly to each such class of Company Stock, and shares and fractional shares of each such class of Company Stock shall be allocated in the same proportion to the Company Stock ESOP Fund on behalf of each Participant receiving an allocation.  If the release of shares is determined with reference to principal payments only, the following additional rules shall apply: (1) the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amount for 10 years; (2) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (3) the release may no longer be determined by reference to only principal payments from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan exceeds 10 years.

        (c)  Payments on Exempt Loan.  Payment of principal and interest on any Exempt Loan shall be made by the Trustee at the direction of the Committee solely from (i) Employer Contributions available to meet obligations under the Exempt Loan, (ii) earnings from the investment of such contributions, (iii) earnings attributable to Company Stock pledged as collateral for the Exempt Loan, (iv) dividends attributable to Company Stock held in the Company Stock ESOP Fund on behalf of a Participant, and (v) the proceeds of a loan used to repay the Exempt Loan.  Employer Contributions and earnings available to repay an Exempt Loan must be accounted for separately by the Committee until the Exempt Loan is repaid.

ARTICLE X
ADOPTION OF THE PLAN BY
AFFILIATED AND ASSOCIATED COMPANIES

10.1 Method of Adoption.  Any Affiliated Business by resolution of its board of directors may adopt the Plan hereby created, provided that in so doing it adopts and accepts all of the provisions of this Agreement as it exists at the time of such adoption.  Both the written consent of RadioShack and the resolution of the Affiliated Business adopting the Plan shall be delivered to the Trustee and the effective date of adoption shall be that specified in such written consent and resolution.  From and after the effective date when such Affiliated Business shall have become a party to this Agreement, it shall be known as an “Employer.”

(a)  The right and authority to select the Trustee and any successor trustee and to appoint the Committee shall be vested in and exercisable solely by RadioShack.

(b)  Separate Accounts shall be maintained by the Trustee for Participants from each Employer, and such Accounts shall receive and be funded from contributions of those Participants and from contributions from the particular Employer employing such Participants.

(c)  Separate records shall be maintained for the Accounts of Participants of each Employer, but such Accounts shall be administered by the Trustee and the Committee on the same basis as those of the Participants of RadioShack.

(d)  An Employer (other than RadioShack) shall have the right at any time to discontinue its participation hereunder and to terminate, as to itself, this Agreement and the Trust created hereunder, by delivering to the Trustee written notice of such termination, accompanied by a certified resolution of the board of directors of such Employer authorizing termination, and such termination shall become effective when notice is received by the Trustee.  Upon discontinuance of contributions or termination of the Trust, as to itself, by an Employer, the Trustee shall segregate from the Trust Fund the interests of such Employer, represented by the value of the Accounts of the Participants who are employees of such Employer, as such Accounts are constituted at the time of termination by such Employer, as determined and directed by the Committee.  The Accounts of such Participants shall become wholly non forfeitable as of the date of such segregation by the Trustee.  The Committee shall direct the Trustee to distribute to such Participants the total value of their respective Accounts in cash and/or in kind, provided that in the event the Trustee is directed to make a distribution of all or a portion of each Participant’s accounts in kind, the assets so distributed shall be valued for the purposes of such distribution at their fair market value at the time of such distribution.  The Committee’s determination shall be conclusive on all persons.

(e)  Whenever an employee transfers from one Employer to another, he shall be permitted to continue in this Plan to the extent that such subsequent Employer participates in the Plan.  Upon transfer, his Account shall be transferred to the new Employer.

10.2 Transfer of Employees to Other Savings Plans.  RadioShack maintains for its employees other employees’ savings or investment plans operated under the same general terms and conditions as this Plan.  Whenever a Participant in this Plan transfers his employment to an Employer participating in such other similar qualified plans, RadioShack will, when requested by the Participant, transfer the Participant’s Accounts to the Trustee of the Plan of the Participant’s new Employer.  This transfer will be accomplished quarterly by the Committee directing that cash or other assets, equal in value to the value of the Participant’s Accounts in the Trust Fund at the next succeeding quarterly Valuation Date, be transferred to the Trustee of the other plan.

10.3 Transfer of Funds to Acquired Company’s Plans.  Whenever a Participant in this Plan transfers his employment to “an acquired company, firm, partnership or such other legal entity” (as defined below) that has a plan qualified under the applicable provisions of the Code, the Trustee will, when requested by the Participant, transfer the Participant’s Accounts to the Trustee of the plan of the Participant’s new employer.  This transfer will be accomplished by the Committee directing the Trustee that cash or other assets, equal in value to the value of the Participant’s Accounts in the Trust Fund at the next succeeding Valuation Date, be transferred to the trustee of the other plan.  An acquired company, firm, partnership or such other legal entity is one that has been heretofore or hereafter acquired by RadioShack or any of its subsidiaries.

10.4 Receipt of Funds from Acquired Company’s Plans.  RadioShack agrees to permit the Trustee of this Plan to accept transfers of Participants’ accounts from plans of companies heretofore or hereafter acquired by RadioShack, or any of its subsidiaries, provided the plan from which the transfer is made is qualified under the applicable provisions of the Code.  Any accounts so transferred from an acquired company will be placed in the Participant’s rollover account.

10.5 Merger or Consolidation.  In the case of a merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan must (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan was terminated).  Further, no transfer of assets or liabilities will be made from this Plan to another Plan unless such other plan will impose the same distribution restrictions on Deferred Salary Contributions and any qualified nonelective contributions or qualified matching contributions as the Plan.

ARTICLE XI
TOP HEAVY PLAN PROVISIONS

11.1 Top Heavy Test.  This Article XI shall apply in the event it is determined, in accordance with this Article XI and Section 416(g) of the Code, that this Plan is top heavy (hereafter referred to as a “Top Heavy Plan”) because the present value of the aggregate Participant Accounts of Key Employees (as hereinafter defined) exceeds sixty percent (60%) of the present value of the aggregate of all Participant Accounts.  Except as otherwise provided, the provisions set forth in this Article shall cease to apply when the Plan is no longer a Top Heavy Plan.

11.2 Key Employees.  “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

11.3 Top Heaviness Determination. The determination of whether the Plan qualifies as a Top-Heavy Plan shall be made as of the last day of the preceding Plan Year (hereinafter referred to as the “Determination Date”).  The Participant Accounts of a Key Employee and of any other Employee, for purposes of testing for Top-Heaviness, shall be determined as of the Determination Date and shall include the amount of any contributions that would be allocable to Participant Accounts as of the Determination Date, even if such amounts have not yet been contributed.  The present values of accrued benefits and the amounts of Participant Account balances as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  For purposes of testing for Top-Heaviness, (a) if any individual is a “Non-Key Employee” with respect to any Plan Year, his Accounts shall not be taken into account if he was a Key Employee for an earlier Plan Year and (b) an individual’s Accounts shall not be taken into account if he has not had any service with the Employer (other than benefits under the Plan) at any time during the 1-year period ending on the Determination Date.  “Non-Key Employee” shall mean any Employee who is not a Key Employee and includes Employees who are former Key Employees.

11.4 Aggregation of Plans.  For purposes of determining whether the Plan is a Top Heavy Plan for any Plan Year, all Employers required to be aggregated and treated as one Employer under Sections 414(b), (c) and (m) of the Code shall be so treated under this Section.  In addition, any pension or profit sharing plan qualified under the provisions of Section 401 of the Code, which is then maintained by the Employer (except those plans applicable exclusively to employees described in Section 410(b)(3) of the Code) in which a Key Employee participates or which enables a plan in which a Key Employee participates to meet  the requirements of Sections 401(a) or 410 of the Code shall be aggregated and the determination of whether any such plan is a Top Heavy Plan shall be made as if all such plans were a single plan for purposes of this Article.

11.5 Employer Contributions.  In the event the Plan is determined to be a Top-Heavy Plan for any Plan Year, Employer Contributions (including forfeitures) with respect to any Participant who is a Non-Key Employee (as defined in Section 11.3 above) shall not be less than the lesser of (a) 3 percent of such Participant’s compensation within the meaning of Section 415 of the Code or (b) that percentage of such Participant’s gross salary and wages which is equivalent to the highest percentage of gross salary and wages for which Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) were allocated to a Key Employee, subject to such regulations as shall be prescribed pursuant to Section 416(f) of the Code including regulations to prevent inappropriate omissions or require duplication of minimum benefits or contributions.  In any year in which the Plan is determined to be a Top Heavy Plan, each non-Key Employee participating in the Plan will receive the minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the non-Key Employee has more or less than 1,000 hours of service (or the equivalent).  A Non-Key Employee Participant’s Account balance(s) attributable to the minimum contributions required pursuant to this Section 11.5 are not subject to forfeiture even if said Participant withdraws mandatory Employee contributions.  For purposes of this Section 11.5, Employer Contributions attributable to a cash or deferred salary reduction agreement are not included as Employer Contributions.  For purposes of this Section 11.5, (i) any employer matching contributions under the Plan or any other defined contribution plan of any Affiliated Business used to satisfy the nondiscrimination tests of Sections 401(k) and 401(m) of the Code and (ii) any employer contributions attributable to a cash or deferred salary reduction agreement are included in determining employer contributions made on behalf of Key Employees, but are not included as employer contributions to satisfy the minimum required contribution for non-Key Employees.

For purposes of determining the highest percentage of gross salary and wages for which Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) were made to a Key Employee, such percentage shall be determined by dividing Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) to such Key Employee by so much of such Key Employee’s gross salary and wages as does not exceed $150,000 (as adjusted by the Secretary of the Treasury).

11.6 Multiple Plan Fractions.  In the event the Plan is determined to be a Top Heavy Plan for any Plan Year, if the Employer maintains both a defined contribution plan and a defined benefit plan qualifying under Section 401(a) or 403(a) of the Code, the defined benefit and defined contribution fractions, which limit contributions and benefits payable to a Participant of both plans, shall be applied by substituting “1.0” for “1.25”, provided, however, that this Section shall not apply if:

(a)           the condition set forth in Section 11.5 is met if “4 percent” is substituted for “3 percent” in such Section; and

(b)           the Plan would not be a Top Heavy Plan if “ninety percent (90%)” is substituted for “sixty percent (60%)” in Section 11.1.

11.7 Vesting if Plan is Top-Heavy.  If the Plan fails the Top Heavy Test in any given Plan Year then each Participant who has completed three Years of Service with the Employer, or an Affiliated Business, maintaining the Plan is deemed to be fully vested in his Accounts for all Employer Contributions made.

ARTICLE XII
CHANGE IN CONTROL

12.1 Termination or Amendment.  Notwithstanding any provision contained in the Plan to the contrary, for a period of one (1) year following a Change in Control (as hereinafter defined), the Plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, (a) any reduction in the right to make deferred salary contributions by any individual who was an Employee on the date immediately prior to a Change in Control, (b) a reduction in the level of Employer Contributions with respect to such individuals immediately prior to a Change in Control or (c) any change in the distribution or withdrawal provisions; provided, however, that the Plan may be amended to the extent necessary to preserve its qualification under the Code.  Any amendment or termination of the Plan that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) unless such amendment confers additional benefits on the Participants or Beneficiaries, otherwise arose in connection with, or in anticipation of, a Change in Control shall be null and void, and shall have no effect whatsoever.  Notwithstanding any provision contained in the Plan to the contrary, following a Change in Control, the Plan may not be terminated or amended in any way if the effect of such termination or amendment would be to eliminate or adversely affect for any Participant or Beneficiary the tax treatment relating to “net unrealized appreciation” with respect to Company Stock as provided for in Sections 402(a) and 402(e) of the Code.

12.2 Change in Control.  For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a)           An acquisition (other than directly from RadioShack (for purposes of this Section 12.2 “the Company”) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)           The individuals who, as of April 30, 2004 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)           The consummation of:

(i) A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A) the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies the

Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

12.3 Article XII Amendment.  Notwithstanding any provision contained in the Plan to the contrary, no provision of this Article XII may be amended at any time in any manner that would adversely affect the right to or amount of any benefits upon a Change in Control.

12.4 Successors and Assigns.  Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Article XII shall be binding upon the Company and its successors and assigns.

12.5 Severability.  Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Article XII shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

12.6 Contrary Provisions.  The provisions of this Article XII shall govern notwithstanding anything contained in the Plan to the contrary.

IN WITNESS WHEREOF, the COMPANY and the TRUSTEE have executed this instrument at Fort Worth, Texas, as of the date first set forth above.

ATTEST:                                                                      RADIOSHACK CORPORATION

By: /s/ John P. Clarson	By: /s/ Jana Freundlich

Name: John P. Clarson	Name: Jana Freundlich
Title: Assistant Corporate Secretary	Title: Vice President - Compensation
and Employee Benefits

ATTEST:                                                                      PUTNAM FIDUCIARY TRUST COMPANY

By: /s/ Edward Pirrera	By: /s/ Robert Parise

Name: Edward Pirrera	Name: Robert Parise
Title: Senior Compliance Specialist	Title: Trust Officer